UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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YUM! BRANDS, INC.

(Name of Registrant as Specified In Its Charter)

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YUM! Brands, Inc.

1441 Gardiner Lane

Louisville, Kentucky 40213

April 6, 2018

Dear Fellow Shareholders:

On behalf of your Board of Directors, we are pleased to invite you to attend the 2018 Annual Meeting of Shareholders of YUM! Brands, Inc. The Annual Meeting will be held Thursday, May 17, 2018, at 9:00 a.m., local time, in the YUM! Brands Center of Restaurant Excellence at 7100 Corporate Drive in Plano, Texas.

Once again, we encourage you to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that this e-proxy process expedites shareholders’ receipt of proxy materials, lowers the costs of delivery and helps reduce the Company’s environmental impact.

Your vote is important. We encourage you to vote promptly whether or not you plan to attend the meeting. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding the three methods of voting are contained on the notice or proxy card.

If you plan to attend the meeting, please bring your notice, admission ticket from your proxy card or proof of your ownership of YUM common stock as of March 19, 2018 as well as a valid picture identification. Whether or not you attend the meeting, we encourage you to consider the matters presented in the proxy statement and vote as soon as possible.

Sincerely,

Greg Creed

Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on May 17, 2018—this notice and the proxy statement are available at www.yum.com/investors/corporate-governance/proxy-statement. The Annual Report on Form 10-K is available at www.yum.com/annualreport.

YUM! Brands, Inc.

1441 Gardiner Lane

Louisville, Kentucky 40213

Notice of Annual Meeting of Shareholders

Thursday, May 17, 2018 9:00 a.m.

YUM! Brands Center of Restaurant Excellence, 7100 Corporate Drive, Plano, Texas 75024

ITEMS OF BUSINESS:

(1)	To elect eleven (11) directors to serve until the 2019 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.

(2)	To ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2018.

(3)	To consider and hold an advisory vote on executive compensation.

(4)	To transact such other business as may properly come before the meeting.

WHO CAN VOTE:

You can vote if you were a shareholder of record as of the close of business on March 19, 2018.

ANNUAL REPORT:

A copy of our 2017 Annual Report on Form 10-K is included with this proxy statement.

WEBSITE:

You may also read the Company’s Annual Report and this Notice and proxy statement on our website at www.yum.com/annualreport.

DATE OF MAILING:

This Notice, the proxy statement and the form of proxy are first being mailed to shareholders on or about April 6, 2018.

By Order of the Board of Directors

Marc L. Kesselman

General Counsel, Corporate Secretary and Chief Government Affairs Officer

YOUR VOTE IS IMPORTANT

Under securities exchange rules, brokers cannot vote on your behalf for the election of directors or on executive compensation related matters without your instructions. Whether or not you plan to attend the Annual Meeting, please provide your proxy by following the instructions on your Notice or proxy card. On or about April 6, 2018, we mailed to our shareholders a Notice containing instructions on how to access the proxy statement and our Annual Report and vote online.

If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. Instead, you should follow the instructions included in the Notice on how to access and review the proxy statement and Annual Report. The Notice also instructs you on how you may submit your vote by proxy over the Internet.

If you received the proxy statement and Annual Report in the mail, please submit your proxy by marking, dating and signing the proxy card included and returning it promptly in the envelope enclosed. If you are able to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the proxy is exercised.

YUM! Brands, Inc.

1441 Gardiner Lane

Louisville, Kentucky 40213

PROXY STATEMENT

For Annual Meeting of Shareholders To Be Held On

May 17, 2018

The Board of Directors (the “Board of Directors” or the “Board”) of YUM! Brands, Inc., a North Carolina corporation (“YUM” or the “Company”), solicits the enclosed proxy for use at the Annual Meeting of Shareholders of the Company to be held at 9:00 a.m. (Central Time), on Thursday, May 17, 2018, in the YUM! Brands Center of Restaurant Excellence, at 7100 Corporate Drive, Plano, Texas. This proxy statement contains information about the matters to be voted on at the Annual Meeting and the voting process, as well as information about our directors and most highly paid executive officers.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will vote on several important Company matters. In addition, our management will report on the Company’s performance over the last fiscal year and, following the meeting, respond to questions from shareholders.

Why am I receiving these materials?

You received these materials because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. As a shareholder, you are invited to attend the Annual Meeting and are entitled to vote on the items of business described in this proxy statement.

Why did I receive a one-page Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our Annual Report available to our shareholders electronically via the Internet. On or about April 6, 2018, we mailed to our shareholders a Notice containing instructions on how to access this proxy statement and our Annual Report and vote online. If you received a Notice by mail you will not receive a printed copy of the proxy materials in the mail unless you request a copy. The Notice instructs you on how to access and review all of the important information contained in the proxy statement and Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help lower the costs of delivery and reduce the Company’s environmental impact.

YUM! BRANDS, INC. - 2018 Proxy Statement	1

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Who may attend the Annual Meeting?

The Annual Meeting is open to all shareholders of record as of close of business on March 19, 2018, or their duly appointed proxies. Seating is limited and admission is on a first-come, first-served basis.

What do I need to bring to attend the Annual Meeting?

You will need a valid picture identification and either an admission ticket or proof of ownership of YUM’s common stock to enter the Annual Meeting. If you are a registered owner, your Notice will be your admission ticket.

If you received the proxy statement and Annual Report by mail, you will find an admission ticket attached to the proxy card sent to you. If you plan to attend the Annual Meeting, please so indicate when you vote and bring the ticket with you to the Annual Meeting. If your shares are held in the name of a bank or broker, you will need to bring your legal proxy from your bank or broker and your admission ticket. If you do not bring your admission ticket, you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the Annual Meeting without an admission ticket, we will admit you only if we are able to verify that you are a YUM shareholder. Your admittance to the Annual Meeting will depend upon availability of seating. All shareholders will be required to present valid picture identification prior to admittance. IF YOU DO NOT HAVE A VALID PICTURE IDENTIFICATION AND EITHER AN ADMISSION TICKET OR PROOF THAT YOU OWN YUM COMMON STOCK, YOU MAY NOT BE ADMITTED INTO THE ANNUAL MEETING.

Please note that computers, cameras, sound or video recording equipment, cellular and smart phones, tablets and other similar devices, large bags, briefcases and packages will not be allowed in the meeting room.

May shareholders ask questions?

Yes. Representatives of the Company will answer shareholders’ questions of general interest following the Annual Meeting. In order to give a greater number of shareholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.

Who may vote?

You may vote if you owned YUM common stock as of the close of business on the record date, March 19, 2018. Each share of YUM common stock is entitled to one vote. As of March 19, 2018, YUM had 328.4 million shares of common stock outstanding.

What am I voting on?

You will be voting on the following three (3) items of business at the Annual Meeting:

•	The election of eleven (11) directors to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

•	The ratification of the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2018; and
•	An advisory vote on executive compensation.

We will also consider other business that properly comes before the meeting.

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QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares:

•	FOR each of the nominees named in this proxy statement for election to the Board;
•	FOR the ratification of the selection of KPMG LLP as our independent auditors; and

•	FOR the proposal regarding an advisory vote on executive compensation.

How do I vote before the Annual Meeting?

There are three ways to vote before the meeting:

•	By Internet — If you have Internet access, we encourage you to vote on www.proxyvote.com by following instructions on the Notice or proxy card;

•	By telephone — by making a toll-free telephone call from the U.S. or Canada to 1(800) 690-6903 (if you have any questions about how to vote over the phone, call 1(888) 298-6986); or

•	By mail — If you received your proxy materials by mail, you can vote by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided.

If you are a participant in the direct stock purchase and dividend reinvestment plan (Computer Share CIP), as a registered shareholder, you will receive all proxy materials and may vote your shares according to the procedures outlined herein.

If you are a participant in the YUM! Brands 401(k) Plan (“401(k) Plan”), the trustee of the 401(k) Plan will only vote the shares for which it has received directions to vote from you.

Proxies submitted through the Internet or by telephone as described above must be received by 11:59 p.m.,

Eastern Daylight Saving Time, on May 16, 2018. Proxies submitted by mail must be received prior to the meeting. Directions submitted by 401(k) Plan participants must be received by 12:00 p.m., Eastern Daylight Saving Time, on May 15, 2018.

Also, if you hold your shares in the name of a bank or broker, your ability to vote by telephone or the Internet depends on their voting processes. Please follow the directions on your notice carefully. A number of brokerage firms and banks participate in a program provided through Broadridge Financial Solutions, Inc. (“Broadridge”) that offers telephone and Internet voting options. If your shares are held in an account with a brokerage firm or bank participating in the Broadridge program, you may vote those shares telephonically by calling the telephone number shown on the voting instruction form received from your brokerage firm or bank, or through the Internet at Broadridge’s voting website (www.proxyvote.com). Votes submitted through the Internet or by telephone through the Broadridge program must be received by 11:59 p.m., Eastern Daylight Saving Time, on May 16, 2018.

Can I vote at the Annual Meeting?

Shares registered directly in your name as the shareholder of record may be voted in person at the Annual Meeting. Shares held through a broker or nominee may be voted in person only if you obtain a legal proxy from the broker or nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. You may still vote your shares in person at the meeting even if you have previously voted by proxy.

YUM! BRANDS, INC. - 2018 Proxy Statement	3

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Can I change my mind after I vote?

You may change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	Signing another proxy card with a later date and returning it to us prior to the Annual Meeting;

•	Voting again by telephone or through the Internet prior to 11:59 p.m., Eastern Daylight Saving Time, on May 16, 2018;
•	Giving written notice to the Secretary of the Company prior to the Annual Meeting; or

•	Voting again at the Annual Meeting.

Your attendance at the Annual Meeting will not have the effect of revoking a proxy unless you notify our Secretary in writing before the polls close that you wish to revoke a previous proxy.

Who will count the votes?

Representatives of Computershare, Inc. will count the votes and will serve as the independent inspector of election.

What if I return my proxy card but do not provide voting instructions?

If you vote by proxy card, your shares will be voted as you instruct by the individuals named on the proxy card. If you sign and return a proxy card but do not specify how your shares are to be voted, the persons named as proxies on the proxy card will vote your shares in accordance with the recommendations of the Board. These recommendations are:

•	FOR the election of the eleven (11) nominees for director named in this proxy statement (Item 1);
•	FOR the ratification of the selection of KPMG LLP as our independent auditors for the fiscal year 2018 (Item 2); and

•	FOR the proposal regarding an advisory vote on executive compensation (Item 3).

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare, Inc., which may be reached at 1 (888) 439-4986 and internationally at 1 (781) 575-2879.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The proposal to ratify the selection of KPMG LLP as our independent auditors for fiscal year 2018 is considered a routine matter for which brokerage firms

may vote shares for which they have not received voting instructions. The other proposals to be voted on at our Annual Meeting are not considered “routine” under applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.”

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QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

How many votes must be present to hold the Annual Meeting?

Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our Annual Meeting, a majority of the outstanding shares of YUM common stock, as of March 19, 2018, must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting.

How many votes are needed to elect directors?

You may vote “FOR” each nominee or “AGAINST” each nominee, or “ABSTAIN” from voting on one or more nominees. Unless you mark “AGAINST” or “ABSTAIN” with respect to a particular nominee or nominees or for all nominees, your proxy will be voted “FOR” each of the director nominees named in this proxy statement. In an uncontested election, a nominee will be elected as a director if the number of “FOR” votes exceeds the number of “AGAINST” votes.

Abstentions will be counted as present but not voted. Abstentions and broker non-votes will not affect the outcome of the vote on directors. Full details of the Company’s majority voting policy are set out in our Corporate Governance Principles at www.yum.com/investors/corporate-governance/governance-principals/ and at page 19 under “What other significant Board practices does the Company have? — Majority Voting Policy.”

How many votes are needed to approve the other proposals?

The other proposals must receive the “FOR” vote of a majority of the shares, present in person or represented by proxy, and entitled to vote at the Annual Meeting. For each of these items, you may vote “FOR”, “AGAINST” or “ABSTAIN.” Abstentions will be counted as shares present and entitled to vote at the Annual Meeting. Accordingly, abstentions will have the same effect as a vote “AGAINST” the proposals. Broker non-votes will not be counted as shares present and entitled to vote with respect to the particular matter on which the broker has not voted. Thus, broker non-votes will not affect the outcome of any of these proposals.

When will the Company announce the voting results?

The Company will announce the voting results of the Annual Meeting on a Current Report on Form 8-K filed within four business days of the Annual Meeting.

What if other matters are presented for consideration at the Annual Meeting?

The Company knows of no other matters to be submitted to the shareholders at the Annual Meeting, other than the proposals referred to in this Proxy Statement. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

YUM! BRANDS, INC. - 2018 Proxy Statement	5

GOVERNANCE OF THE COMPANY

The business and affairs of YUM are managed under the direction of the Board of Directors. The Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board’s responsibilities to shareholders. The Board believes that its practices align management and shareholder interests.

The corporate governance section of the Company website makes available the Company’s corporate governance materials, including the Corporate Governance Principles (the “Governance Principles”), the Company’s Articles of Incorporation and Bylaws, the charters for each Board committee, the Company’s Worldwide Code of Conduct, the Company’s Political Contributions and U.S. Government Advocacy Policy, and information about how to report concerns about the Company. To access these documents on the Company’s website, www.yum.com, click on “Investors” and then “Corporate Governance”.

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GOVERNANCE OF THE COMPANY

What is the composition of the Board of Directors and how often are members elected?

Our Board of Directors presently consists of 11 directors whose terms expire at this Annual Meeting. Our directors are elected annually. The average director tenure is 3.36 years, with our longest- and shortest-tenured directors having served for 12 years (Mr. Nelson) and for 4 months, respectively (Ms. Domier).

As discussed in more detail later in this section, the Board has determined that 10 of the 11 individuals standing for election are independent under the rules of the New York Stock Exchange (“NYSE”).

How often did the Board meet in fiscal 2017?

The Board of Directors met 5 times during fiscal 2017. Each of the directors who served in 2017 attended at least 75% of the meetings of the Board and the committees of which he or she was a member and that were held during the period he or she served as a director.

What is the Board’s policy regarding director attendance at the Annual Meeting of Shareholders?

The Board of Director’s policy is that all directors should attend the Annual Meeting and 9 of the 10 persons then serving as directors attended the 2017 Annual Meeting.

How does the Board select nominees for the Board?

The Nominating and Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Committee’s charter provides that it may retain a third-party executive search firm to identify candidates from time to time.

In accordance with the Governance Principles, our Board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated

YUM! BRANDS, INC. - 2018 Proxy Statement	7

GOVERNANCE OF THE COMPANY

and are selected based upon contributions they can make to the Board and management. The committee’s assessment of a proposed candidate will include a review of the person’s judgment, experience, independence, understanding of the Company’s business or other related industries and such other factors as the Nominating and Governance Committee determines are relevant in light of the needs of the Board of Directors. The committee believes that its nominees should reflect a diversity of experience, gender, race, ethnicity and age. The Board does not have a specific policy regarding director diversity. The committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees, if any.

In connection with this evaluation, it is expected that each committee member will interview the prospective nominee before the prospective nominee is presented to the full Board for consideration. After completing this evaluation and interview process, the committee will make a recommendation to the full Board as to the person(s) who should be nominated by the Board, and the Board determines the nominee(s) after considering the recommendation and report of the committee.

In 2016 we launched several initiatives to transform the Company, centering on a new multi-year strategy to accelerate growth, reduce volatility and increase capital returns to shareholders. This transformation strategy is known as our “Recipe for Growth.” Four growth drivers form the basis of this strategy to accelerate same-store sales growth and net-new restaurant development at KFC, Pizza Hut and Taco Bell around the world. The Company is focused on building the world’s most loved, trusted and fastest growing restaurant brands by:

•

Building Distinctive, Relevant and Easy Brands, by increasing investment in consumer insights, core product innovation, digital excellence and initiatives that strengthen the quality, convenience and appeal of the customer experience;

•	Developing Unmatched Franchise Operating Capability, strengthening how we equip and recruit the best restaurant operators to deliver great customer experiences, and build and protect our brands;

•	Driving Bold Restaurant Development through partnerships with growth-minded franchisees who can expand and penetrate markets with modern restaurants, strong economics and value; and

•	Growing Unrivaled Culture and Talent to strengthen the customer experience and franchise success with best-in-class people capability and culture.

We look for director candidates that have the skills and experience necessary to help us achieve success with respect to the four growth drivers and the Company’s implementation of its “Recipe for Growth.” As a result, the skills that our directors possess are thoroughly considered to ensure that they align with the Company’s goals.

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GOVERNANCE OF THE COMPANY

The following table describes key characteristics of the Company’s “Recipe for Growth” and indicates how the skills our Board collectively possesses positively impacts the growth drivers:

We believe that each of our directors has met the guidelines set forth in the Governance Principles. As noted in the director biographies that follow in this section, our directors have experience, qualifications and skills across a wide range of public and private companies, possessing a broad spectrum of experience both individually and collectively. In addition to the information provided in the director biographies, our director nominees’ qualifications, experiences and skills are summarized in the following matrix. This matrix is intended to provide a summary of our directors’ qualifications and should not be considered to be a complete list of each nominee’s strengths and contributions to the Board.

For a shareholder to submit a candidate for consideration by the Nominating and Governance Committee, a shareholder must notify YUM’s Corporate Secretary, YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213. The recommendation must contain the information described on page 75.

YUM! BRANDS, INC. - 2018 Proxy Statement	9

GOVERNANCE OF THE COMPANY

Director Biographies

Paget L. Alves served as Chief Sales Officer of Sprint Corporation, a wireless and wireline communications services provider, from January 2012 to September 2013 after serving as President of that company’s Business Markets Group since 2009. Mr. Alves currently serves on the boards of directors of International Game Technology PLC, Synchrony Financial, and Ariel Investments LLC.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

Mr. Alves brings to the Board significant corporate leadership, global business, finance, brand management, and technology experience, drawing from his various executive roles at large companies, including his service as the Chief Sales Officer of a large wireless and wireline communications company. Mr. Alves also provides the Board with the benefits of his significant experience in public company directorship and committee membership.

•   Independent of Company

Age 63 Director since 2016 Former Chief Sales Officer of Sprint Corporation

Age 52 Director since 2012 Senior Executive Vice President and Chief Financial Officer Comcast Corporation

Michael J. Cavanagh is Senior Executive Vice President and Chief Financial Officer of Comcast Corporation, a global media and technology company. He has held this position since July 2015. From July 2014 to May 2015 he served as Co-President and Co-Chief Operating Officer for The Carlyle Group, a global investment firm, and he was also a member of the Executive Group and Management Committee of The Carlyle Group. Prior to this, Mr. Cavanagh was the Co-Chief Executive Officer of the Corporate & Investment Bank of JPMorgan Chase & Co. from 2012 until 2014. From 2010 to 2012, he was the Chief Executive Officer of JPMorgan Chase & Co.’s Treasury & Securities Services business, one of the world’s largest cash management providers and a leading global custodian. From 2004 to 2010, Mr. Cavanagh was Chief Financial Officer of JPMorgan Chase & Co.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

As Senior Executive Vice President and Chief Financial Officer of a global media and technology company, Mr. Cavanagh brings significant experience to our Board in the areas of corporate leadership, global business, operations and technology. In addition, Mr. Cavanagh provides the Board with the benefits of his significant experience and expertise in finance, having served as Chief Operating Officer of a global investment firm and as Chief Financial Officer of a global media and technology company.

•   Independent of Company

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GOVERNANCE OF THE COMPANY

Christopher M. Connor served as Executive Chairman of The Sherwin-Williams Company, a global manufacturer of paint, architectural coatings, industrial finishes and associated supplies, until 2016. Mr. Connor held a number of executive positions at Sherwin-Williams beginning in 1983. He served as Chief Executive Officer from 1999 to 2015, Chairman from 2000 to 2015, and served as Executive Chairman during 2016. He currently serves on the boards of Eaton Corporation plc and International Paper Company.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

Through Mr. Connor’s public company board experience with domestic and international businesses, and his having served as the Executive Chairman and Chief Executive Officer of a Fortune 500 company, he brings to the Board extensive experience in important areas including corporate leadership, global business, operations, marketing and brand management, and talent development. Mr. Connor also brings with him significant experience in public company board committee membership.

•   Independent of Company

Age 62 Director since 2017 Former Executive Chairman of The Sherwin-Williams Company

Brian C. Cornell is Chairman and Chief Executive Officer of Target Corporation, a general merchandise retailer. He has held this position since August 2014. Mr. Cornell served as the Chief Executive Officer of PepsiCo Americas Foods, a division of PepsiCo, Inc. from March 2012 to July 2014. From April 2009 to January 2012, Mr. Cornell served as the Chief Executive Officer and President of Sam’s Club, a division of Wal-Mart Stores, Inc. and as an Executive Vice President of Wal-Mart Stores, Inc. He has been a Director of Target Corporation since 2014. He has previously served as a Director of Home Depot, OfficeMax, Polaris Industries Inc., Centerplate, Inc. and Kirin-Tropicana, Inc.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

Through Mr. Cornell’s service as Chairman and Chief Executive Officer of a large publicly traded merchandise retailer and his public company board experience with U.S. and international retailers, he brings extensive knowledge in important areas to our Board, including corporate leadership, global business experience, operations expertise and marketing and brand management experience. Mr. Cornell also provides our Board with expertise in strategic planning.

•   Independent of Company

Age 59 Director since 2015 Chairman and Chief Executive Officer Target Corporation

YUM! BRANDS, INC. - 2018 Proxy Statement	11

GOVERNANCE OF THE COMPANY

Greg Creed is Chief Executive Officer of YUM. He has served in this position since January 2015. He served as Chief Executive Officer of Taco Bell Division from January 2014 to December 2014 and as Chief Executive Officer of Taco Bell U.S. from 2011 to December 2013. Prior to this position, Mr. Creed served as President and Chief Concept Officer of Taco Bell U.S., a position he held beginning in December 2006. Mr. Creed served as Chief Operating Officer of YUM from 2005 to 2006. He has served as a director of Whirlpool Corporation since 2017 and previously served as a director of International Games Technology from 2010 through 2014.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

Mr. Creed has served as the Company’s Chief Executive Officer since 2015 and he brings significant corporate leadership, global business, industry and operations and marketing and brand management experience to our Board, from his time in that role, and from his prior years of experience in various other roles within the Company, including as Chief Executive Officer of Taco Bell. Mr. Creed also brings with him significant experience in public company directorship and committee membership.

Age 60 Director since 2014 Chief Executive Officer, YUM

Tanya L. Domier is Chief Executive Officer of Advantage Solutions, Inc., a North American provider of outsourced sales, marketing and business solutions, and has served in that role since January 2013. Prior to serving as Advantage Solutions’ CEO, Ms. Domier served as its president and chief operating officer from 2010 to 2013. Ms. Domier joined Advantage Solutions in 1990 from the J.M. Smucker Company and has held a number of executive level roles in sales, marketing and promotions. Ms. Domier has served as a director of Advantage Solutions since 2006 and currently also serves as a director of Nordstrom, Inc.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

Ms. Domier brings to the Board extensive experience in marketing and in developing digital technology solutions, having served as Chief Executive Officer of a major provider of sales, marketing and business solutions. In addition, Ms. Domier also provides the Board with expertise in the areas of corporate leadership, global business and finance from her career as an executive and from her significant experience in public company directorship and committee membership.

• Independent of Company

Age 52 Director since 2018 Chief Executive Officer, Advantage Solutions, Inc.

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GOVERNANCE OF THE COMPANY

Mirian M. Graddick-Weir is Executive Vice President of Human Resources for Merck & Co., Inc., a pharmaceutical company. She has held this position since 2008. From 2006 until 2008, she was Senior Vice President of Human Resources of Merck & Co., Inc. Prior to this position, she served as Executive Vice President of Human Resources of AT&T Corp. from 2001 to 2006. Ms. Graddick-Weir served as a director of Harleysville Group Inc. from 2000 until 2012.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

Through Ms. Graddick-Weir’s public company board experience and her senior leadership experience as the Executive Vice President of Human Resources for a major pharmaceutical company, she is able to provide our Board extensive knowledge in the areas of talent development and corporate leadership. In addition, Ms. Graddick-Weir also brings expertise in corporate operations to the Board and provides the Board with expertise in public company board committee membership.

• Independent of Company

Age 63 Director since 2012 Executive Vice President Human Resources, Merck & Co., Inc.

Thomas C. Nelson is President and Chief Executive Officer of National Gypsum Company, a building products manufacturer, He has held this position since 1999 and was elected Chairman of the Board in January 2005. From 1995 to 1999, Mr. Nelson served as the Vice Chairman and Chief Financial Officer of National Gypsum. Mr. Nelson previously worked for Morgan Stanley & Co. and in the United States Defense Department as Assistant to the Secretary and was a White House Fellow. He serves as Director of Carolinas Healthcare System and was a director of Belk, Inc. from 2003 to 2015. Since January 2015, Mr. Nelson has served as a director for the Federal Reserve Bank of Richmond.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

Through Mr. Nelson’s public company board experience and his service as Chief Executive Officer of a major building products manufacturer, Mr. Nelson brings significant corporate leadership, operations and finance experience to our Board. In addition, Mr. Nelson also provides the Board with the benefits of his experience in government, having served as Assistant to the Secretary of the United States Defense Department and as a White House Fellow. Mr. Nelson also brings with him significant experience in public company board committee membership.

• Independent of Company

Age 55 Director since 2006 Chairman, Chief Executive Officer and President, National Gypsum Company

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GOVERNANCE OF THE COMPANY

P. Justin Skala is Chief Operating Officer, North America, Europe, Africa/Eurasia and Global Sustainability, of the Colgate-Palmolive Company, a consumer products company. He has held this position since 2016. From 2013 to 2016 he was President of Colgate-North America and Global Sustainability for Colgate-Palmolive Company. From 2010 to 2013 he was the President of Colgate - Latin America. From 2007 to 2010, he was president of Colgate - Asia.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

Through Mr. Skala’s executive leadership at one of the world’s most renowned consumer products companies, including service in the roles of Chief Operating Officer and as a division President, he is able to bring considerable experience to our Board in the areas of corporate leadership, global business and finance. Mr. Skala also provides our Board with expertise in the areas of operations, brand management and talent development.

• Independent of Company

Age 58 Director since 2016 Chief Operating Officer of North America, Europe, Africa/Eurasia and Global Sustainability for Colgate - Palmolive Company

Elane B. Stock served as Group President of Kimberly-Clark International, a division of Kimberly-Clark Corporation, a global consumer products company, from 2014 to 2016. From 2012 to 2014 she was the Group President for Kimberly-Clark Professional. Prior to this role, Ms. Stock was the Chief Strategy Officer from 2010, when she first joined Kimberly-Clark, to 2012. Ms. Stock was the National Vice President of Strategy for the American Cancer Society from 2008 to 2010. Ms. Stock serves on the Board of Equifax Inc.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

Ms. Stock brings significant corporate leadership, global business, operations and finance experience to our Board, having served in numerous corporate leadership positions, including as group President of a large consumer products company. In addition, Ms. Stock provides the Board with her expertise in marketing and brand management and her significant experience in public company directorship and committee membership.

• Independent of Company

Age 53 Director since 2014 Former Group President Kimberly-Clark International

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Robert D. Walter is the founder of Cardinal Health, Inc., a company that provides products and services supporting the health care industry. Mr. Walter retired from Cardinal Health in June 2008. Prior to his retirement from Cardinal Health, he served as Executive Director from November 2007 to June 2008. From April 2006 to November 2007, he served as Executive Chairman of the Board of Cardinal Health. From 1979 to April 2006, he served as Chairman and Chief Executive Officer of Cardinal Health. Mr. Walter also serves as a director of American Express Company and Nordstrom, Inc.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

Through Mr. Walter’s public company board experience and his prior service as Chief Executive Officer of a global healthcare and service provider business, he is able to provide our Board with significant experience in the areas of corporate leadership, finance and operations. In addition, Mr. Walter brings to our board significant experience in public company board committee membership.

• Independent of Company

Age 72 Director since 2008 Non-Executive Chairman, Founder and Retired Chairman/ CEO Cardinal Health, Inc.

If elected, we expect that all of the aforementioned nominees will serve as directors and hold office until the 2019 Annual Meeting of Shareholders and until their respective successors have been elected and qualified.

Director Compensation

How are directors compensated?

Employee Directors. Employee directors do not receive additional compensation for serving on the Board of Directors.

Non-Employee Directors Annual Compensation. The annual compensation for each director who is not an employee of YUM is summarized in the table below and discussed in detail below.

The Company primarily uses stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board. The Board reviews each element of director compensation at least every two years.

In November 2017, the Management Planning and Development Committee of the Board (“Committee”) benchmarked the Company’s director compensation against director compensation from the Company’s Executive Peer Group discussed at page 48 as well as published survey data from the National Association of Corporate Directors for retailers in several industry segments. Data for this review was prepared for the Committee by its independent consultant, Meridian Compensation Partners LLC. This data revealed that the Company’s director compensation was approximately at the 50th percentile measured against both benchmarks, that the retainer paid to our Non-Executive Chairman is below market, and that the retainers paid to the Chairpersons of the Audit Committee, the Management Planning and Development Committee, and the Nominating and Governance Committee were consistent with market practice. Based on this data, the Committee did not recommend a change to the annual amount paid to the directors, Committee Chairpersons and to the Non-Executive Chairman. The directors’ annual compensation of $240,000 is paid entirely as a stock retainer and beginning in 2017, no portion is paid in SARs. Upon request, up to 50% can be paid in cash. Chairpersons of the Audit, Management Planning and Development, and Nominating and Governance Committees are paid additional stock retainers of $25,000, $20,000 and $15,000, respectively. Our Non-Executive Chairman also receives an additional stock retainer of $150,000 for performance of his duties.

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Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option/SAR Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)
Alves, Paget L.	—	220,000	—	—	220,000
Cavanagh, Michael J.	—	240,000	—	—	240,000
Connor, Christopher M.	—	125,000	—	—	125,000
Cornell, Brian C.	—	253,333	—	—	253,333
Dorman, David W(4)	—	240,000	—	10,000	250,000
Graddick-Weir, Mirian M.	—	240,000	—	—	240,000
Meister, Keith(4)	—	240,000	—	—	240,000
Nelson, Thomas C.	—	265,000	—	—	265,000
Ryan, Thomas M.(4)	—	245,000	—	—	245,000
Skala, P. Justin	—	240,000	—	—	240,000
Stock, Elane B.	—	253,333	—	—	253,333
Walter, Robert D.	—	400,000	—	10,000	410,000

(1)

Amounts in column (c) represent the grant date fair value for annual stock retainer awards, Committee Chairperson retainer awards and Non-Executive Chairman awards granted to directors in 2017. Retainer awards are pro-rated for partial years of service. For 2017, Messrs. Cornell and Walter received pro-rated stock retainer awards for serving as the Chairs of the Management Planning and Development Committee ($13,333) and the Nominating and Governance Committee ($10,000), respectively, because they each served in those roles for less than the entire year. Ms. Domier is not included in the table because she did not join the Board until January 1, 2018.

(2)	At December 31, 2017, the aggregate number of SARs awards outstanding for each non-management director was:

Name	SARs
Alves, Paget L.	—
Cavanagh, Michael J.	18,531
Connor, Christopher M.	—
Cornell, Brian C.	6,491
Dorman, David W.	35,252
Graddick-Weir, Mirian M.	22,752
Meister, Keith	—
Nelson, Thomas C.	38,208
Ryan, Thomas M.	45,877
Skala, P. Justin	4,646
Stock, Elane B.	10,003
Walter, Robert D.	49,047

(3)

Represents amount of matching charitable contributions made on behalf of the director under the Company’s matching gift program and/or the amount of charitable contribution made in the director’s name.

(4)	Messrs. Dorman, Meister and Ryan are former members of the Board of Directors, each of whom resigned from their position during 2017.

Non-Employee Directors Annual Compensation for 2017. Each director who was not an employee of YUM received an annual stock grant retainer with a fair market value of $240,000. Directors may request to receive up to one-half of their stock retainer in cash. The request must be submitted to the Chair of the Management Planning and Development Committee. Directors may also defer payment of their retainers pursuant to the Directors Deferred Compensation Plan. Deferrals are invested in phantom Company stock and paid out in shares of Company stock. Deferrals may not be made for less than two years.

Chairman of the Board and Committee Chairperson Retainers. In recognition of their added duties, the Chairman of the Board (Mr. Walter in 2017) receives an additional $150,000 stock retainer annually and the Chairs of the Audit Committee (Mr. Nelson in 2017) Management Planning and Development Committee (Mr. Cornell in 2017) and the Nominating and Governance Committee (Mr. Walter in 2017) each receive an additional $25,000, $20,000 and $15,000 annual stock retainer, respectively. These committee chairperson retainers were paid in February of 2017.

Initial Stock Grant upon Joining Board. Non-employee directors also receive a one-time stock grant with a fair market value of $25,000 on the date of grant upon joining the Board, distribution of which is deferred until termination from the Board.

Stock Ownership Requirements. Similar to executive officers, directors are subject to share ownership

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requirements. The directors’ requirements provide that directors will not sell any of the Company’s common stock received as compensation for service on the Board until the director has ceased being a member of the Board for one year (sales are permitted to the extent necessary to pay income taxes attributable to any stock retainer payment or exercise of a stock option or SAR).

Matching Gifts. To further YUM’s support for charities, non-employee directors are able to participate in the YUM! Brands, Inc. Matching Gifts Program on the same terms as YUM’s employees. Under this program, the YUM! Brands Foundation will match up to $10,000 a year in contributions by the director to a charitable institution approved by the YUM! Brands Foundation. At its discretion, the Foundation may match director contributions exceeding $10,000.

Insurance. We also pay the premiums on directors’ and officers’ liability and business travel accident insurance policies. The annual cost of this coverage was approximately $2 million. This is not included in the tables above as it is not considered compensation to the directors.

What are the Company’s policies and procedures with respect to related person transactions?

Under the Company’s policies and procedures for the review of related person transactions the Nominating and Governance Committee reviews related person transactions in which we are or will be a participant to determine if they are in the best interests of our shareholders and the Company. Transactions, arrangements, or relationships or any series of similar transactions, arrangements or relationships in which a related person had or will have a material interest and that exceed $100,000 are subject to the Nominating and Governance committee’s review. Any member of the Nominating and Governance Committee who is a related person with respect to a transaction under review may not participate in the deliberation or vote respecting approval or ratification of the transaction.

Related persons are directors, director nominees, executive officers, holders of 5% or more of our voting stock and their immediate family members. Immediate family members are spouses, parents, stepparents, children, stepchildren, siblings, daughters-in-law, sons-in-law and any person, other than a tenant or domestic employee, who resides in the household of a director, director nominee, executive officer or holder of 5% or more of our voting stock.

After its review, the Nominating and Governance Committee may approve or ratify the transaction. The policies and procedures provide that certain transactions are deemed to be pre-approved even if they will exceed $100,000. These transactions include employment of executive officers, director compensation, and transactions with other companies if the aggregate amount of the transaction does not exceed the greater of $1 million or 2% of that company’s total revenues and the related person is not an executive officer of the other company.

Does the Company require stock ownership by directors?

Yes, the Company requires stock ownership by directors. The Board of Directors expects non-management directors to hold a meaningful number of shares of Company common stock and expects non-management directors to retain shares acquired as compensation as a director until at least 12 months following their departure from the Board.

YUM directors receive a significant portion of their annual compensation in stock. The Company believes that the emphasis on the equity component of director compensation serves to further align the interests of directors with those of our shareholders.

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GOVERNANCE OF THE COMPANY

How much YUM stock do the directors own?

Stock ownership information for each director is shown in the table on page 31.

Does the Company have stock ownership guidelines for executives and senior management?

The Committee has adopted formal stock ownership guidelines that set minimum expectations for executive and senior management ownership. These guidelines are discussed on page 50.

The Company has maintained an ownership culture among its executive and senior managers since its formation. Substantially all executive officers and members of senior management hold stock well in excess of the guidelines.

How Can Shareholders Nominate for the Board?

Director nominations for inclusion in YUM’s proxy materials (Proxy Access). Our bylaws permit a shareholder, or group of up to 20 shareholders, owning continuously for at least three years shares of YUM stock representing an aggregate of at least 3% of our outstanding shares, to nominate and include in YUM’s proxy materials director nominees constituting up to 20% of YUM’s Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in YUM’s bylaws. Notice of proxy access director nominees for the 2019 Annual Meeting of Shareholders must be received by us no earlier than November 7, 2018, and no later than December 7, 2018.

Director nominations to be brought before the 2019 Annual Meeting of Shareholders. Director nominations that a shareholder intends to present at the 2019 Annual Meeting of Shareholders, other than through the proxy access procedures described above, must have been received no later than February 16, 2019. These nominations must be submitted by a shareholder in accordance with the requirements specified in YUM’s bylaws.

Where to send director nominations for the 2019 Annual Meeting of Shareholders. Director nominations brought by shareholders must be delivered to YUM’s Secretary by mail at YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213 and received by YUM’s Secretary by the dates set forth above.

What is the Board’s leadership structure?

On May 20, 2016, Robert D. Walter assumed the position of Non-Executive Chairman of the Board. Applying our Corporate Governance Principles, the Board determined that based on Mr. Walter’s independence, it would not appoint a Lead Director when Mr. Walter became Non-Executive Chairman.

The Nominating and Governance Committee annually reviews the Board’s leadership structure and evaluates the performance and effectiveness of the Board of Directors. The Board retains the authority to modify its leadership structure in order to stay current with our Company’s circumstances and advance the best interests of the Company and its shareholders as and when appropriate. The Board’s annual self-evaluation includes questions regarding the Board’s opportunities for open communication and the effectiveness of executive sessions.

The Company’s Governance Principles provide that the Chief Executive Officer (“CEO”) may serve as Chairman of the Board. These Principles also provide for an independent Lead Director, when the CEO is serving as Chairman. During 2017, our CEO did not serve as Chairman. Our Board believes that Board independence and oversight of management are effectively maintained through a strong independent Chairman or Lead Director and through the Board’s

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composition, committee system and policy of having regular executive sessions of non-employee directors, all of which are discussed below,

As Non-Executive Chairman, Mr. Walter is responsible for supporting the CEO on corporate strategy along with leadership development. Mr. Walter also works with the CEO in setting the agenda and schedule for meetings of the Board, in addition to the duties of the Lead Director described below.

As CEO, Mr. Creed is responsible for leading the Company’s strategies, organization design, people development and culture, and for providing the day-to-day leadership over operations.

To ensure effective independent oversight, the Board has adopted a number of governance practices discussed below.

What are the Company’s governance policies and ethical guidelines?

•

Board Committee Charters. The Audit, Management Planning and Development, and Nominating and Governance Committees of the YUM Board of Directors operate pursuant to written charters. These charters were approved by the Board of Directors and reflect certain best practices in corporate governance. These charters comply with the requirements of the NYSE. Each charter is available on the Company’s website at www.yum.com/investors/corporate-governance/ committee-composition-and-charters/.

•

Governance Principles. The Board of Directors has documented its corporate governance guidelines in the YUM! Brands, Inc. Corporate Governance Principles. These guidelines are available on the Company’s website at www.yum.com/investors/corporate-governance/governance-principles/.

•	Ethical Guidelines. YUM’s Worldwide Code of Conduct was adopted to emphasize the Company’s commitment to the highest standards of business conduct. The Code of Conduct also sets forth information and procedures for employees to report misconduct, ethical or accounting concerns, or other violations of the Code of Conduct in a confidential manner. The Code of Conduct applies to the Board of Directors and all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. Our directors and the senior-most employees in the Company are required to regularly complete a conflicts of interest questionnaire and certify in writing that they have read and understand the Code of Conduct. The Code of Conduct is available on the Company’s website at www.yum.com/investors/corporate-governance/code-of-conduct/. The Company intends to post amendments to or waivers from its Code (to the extent applicable to the Board of Directors or executive officers) on this website.

What other significant Board practices does the Company have?

•

Private Executive Sessions. Our non-management directors meet in executive session at each regular Board meeting. The executive sessions are attended only by the non-management directors and are presided over by the Lead Director or our Non-Executive Chairman, as applicable. Our independent directors meet in executive session at least once per year.

•	Role of Lead Director. Our Governance Principles require the election, by the independent directors, of a Lead Director when the CEO is also serving as Chairman.

The Board currently does not have a Lead Director, and the duties of the Lead Director are fulfilled by Mr. Walter as Non-Executive Chairman. Since Mr. Walter is independent, the Board determined that it would not appoint a separate Lead Director upon Mr. Walter’s appointment as Non-Executive Chairman.

The Lead Director position is structured so that one independent Board member is empowered with sufficient authority to ensure independent oversight of the Company and its management. The Lead Director position has no term limit and is subject only to annual approval by the independent members of the Board. Based upon the recommendation of the Nominating and Governance Committee, the Board has determined that the Lead Director, when appointed, is responsible for:

(a)	Presiding at all executive sessions of the Board and any other meeting of the Board at which the Chairman is not present, and advising the

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GOVERNANCE OF THE COMPANY

Chairman and CEO of any decisions reached or suggestions made at any executive session,

(b)	Approving in advance agendas and schedules for Board meetings and the information that is provided to directors,

(c)	If requested by major shareholders, being available for consultations and direct communication,

(d)	Serving as a liaison between the Chairman and the independent directors, and

(e)	Calling special meetings of the independent directors.

•

Advance Materials. Information and data important to the directors’ understanding of the business or matters to be considered at a Board or Board Committee meeting are, to the extent practical, distributed to the directors sufficiently in advance of the meeting to allow careful review prior to the meeting.

•

Board and Committees’ Evaluations. The Board has an annual self-evaluation process that is led by the Nominating and Governance Committee. This assessment focuses on the Board’s contribution to the Company and emphasizes those areas in which the Board believes a better contribution could be made. As a part of this process, each Board member completes an individual written questionnaire and a personal interview, the results of which are summarized and discussed in an executive session. In addition, the Audit, Management Planning and Development and Nominating and Governance Committees also each conduct similar annual self-evaluations.

•

Majority Voting Policy. Our Articles of Incorporation require majority voting for the election of directors in uncontested elections. This means that director nominees in an uncontested election for directors must receive a number of votes “for” his or her election in excess of the number of votes “against.” The Company’s Governance Principles further provide that any incumbent director who does not receive a majority of “for” votes will promptly tender to the Board his or her resignation from the Board. The resignation will specify that it is effective upon the Board’s acceptance of the resignation. The Board will, through a process managed by the Nominating and Governance Committee and excluding the nominee in question, accept or reject the resignation within 90 days after the Board receives the resignation. If the Board rejects the resignation, the reason for the Board’s decision will be publicly disclosed.

What access do the Board and Board committees have to management and to outside advisors?

•

Access to Management and Employees. Directors have full and unrestricted access to the management and employees of the Company. Additionally, key members of management attend Board meetings to present information about the results, plans and operations of the business within their areas of responsibility.

•	Access to Outside Advisors. The Board and its committees may retain counsel or consultants without obtaining the approval of any officer of the

Company in advance or otherwise. The Audit Committee has the sole authority to retain and terminate the independent auditor. The Nominating and Governance Committee has the sole authority to retain search firms to be used to identify director candidates. The Management Planning and Development Committee has the sole authority to retain compensation consultants for advice on executive compensation matters.

What is the Board’s role in risk oversight?

The Board maintains overall responsibility for overseeing the Company’s risk management, including succession planning and cybersecurity. In furtherance of its responsibility, the Board has delegated specific risk-related responsibilities to the Audit Committee and to the Management Planning and Development Committee.

The Audit Committee engages in substantive discussions of risk management at its regular committee meetings held during the year. At these meetings, it receives functional risk review reports covering significant areas of risk from senior managers responsible for these functional areas, as well as

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receiving reports from the General Counsel and the Vice President, Internal Audit. Our Vice President, Internal Audit reports directly to the Chairman of the Audit Committee and our Chief Financial Officer (“CFO”). The Audit Committee also receives reports at each meeting regarding legal and regulatory risks from management and meets in separate executive sessions with our independent auditors and our Vice President, Internal Audit. The Audit Committee provides a summary to the full Board at each regular

Board meeting of the risk area reviewed together with any other risk related subjects discussed at the Audit Committee meeting.

In addition, our Management Planning and Development Committee considers the risks that may be implicated by our compensation programs through a risk assessment conducted by management and reports its conclusions to the full Board.

Has the Company conducted a risk assessment of its compensation policies and practices?

As stated in the Compensation Discussion and Analysis at page 32, the philosophy of our compensation programs is to reward performance by designing pay programs that incorporate team and individual performance, and shareholder return; emphasize long-term incentives; drive ownership mentality; and require executives to personally invest in Company stock.

In 2018, the Committee examined our compensation programs for all employees to determine whether they encourage unnecessary or excessive risk taking. In conducting this review, each of our compensation practices and programs was reviewed against the key risks facing the Company in the conduct of its business. Based on this review, the Committee concluded our compensation policies and practices do not encourage our employees to take unreasonable or excessive risks.

As part of this assessment, the Committee concluded the following policies and practices of the Company’s cash and equity incentive programs serve to reduce the likelihood of excessive risk taking:

•	Our Compensation system is balanced, rewarding both short term and long term performance

•	Long term Company performance is emphasized. The majority of incentive compensation for the top level employees is associated with the long term performance of the Company

•	Strong stock ownership guidelines in place for approximately 175 senior employees are enforced

•	The annual incentive and performance share plans both have caps on the level of performance over which no additional rewards are paid, thereby mitigating any incentive to take unreasonable risk

•	The annual incentive target setting process is closely linked to the annual financial planning process and supports the Company’s overall strategic plan, which is reviewed and approved by the Board

•	With 97% of our restaurants franchised, our franchisee performance overwhelmingly drives YUM performance — mitigating risk of the Company manipulating results

•

Compensation performance measures set for each Division are transparent and tied to multiple measurable factors, none of which exceed a 50% weighting. The measures are both apparent to shareholders and drivers of returns

•	The performance which determines employee rewards is closely monitored by the Audit Committee and the full Board

•	The Company has a recoupment (clawback) policy

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How does the Board determine which directors are considered independent?

The Company’s Governance Principles, adopted by the Board, require that we meet the listing standards of the NYSE. The full text of the Governance Principles can be found on the Company’s website (http://www.yum.com/investors/corporate-governance/governance-principles/).

Pursuant to the Governance Principles, the Board undertook its annual review of director independence. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. As provided in the Governance Principles, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that all of the directors are independent of the Company and its management under NYSE rules, with the exception of Greg Creed, who is not considered an independent director because of his employment by the Company.

In determining that the other directors did not have a material relationship with the Company, the Board determined that Messrs. Alves, Cavanagh, Connor, Dorman, Meister, Nelson, Ryan, Skala, and Walter and Mmes. Domier, Graddick-Weir and Stock had no other relationship with the Company other than their relationship as a director. The Board did note as discussed in the next paragraph that Target Corporation, which employs Mr. Cornell, has a business relationship with the Company; however, as noted below, the Board determined that this relationship was not material to the director or Target Corporation, and therefore determined Mr. Cornell was independent.

Brian C. Cornell is the Chairman and Chief Executive Officer of Target Corporation. During 2017, the Company received approximately $11.3 million in license fees from Target Corporation in the normal course of business. Divisions of the Company paid Target Corporation approximately $2.2 million in rebates in 2017. The Board determined that these payments did not create a material relationship between the Company and Mr. Cornell or the Company and Target Corporation as the payments represent less than one-tenth of 1% of Target Corporation’s revenues. Furthermore, the arrangement between the Company and Target Corporation was initially entered into before Mr. Cornell joined the Board or became employed by Target Corporation. The Board determined that this relationship was not material to Mr. Cornell or Target Corporation.

How do shareholders communicate with the Board?

Shareholders and other parties interested in communicating directly with individual directors, the non-management directors as a group or the entire Board may do so by writing to the Nominating and Governance Committee, c/o Corporate Secretary, YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213. The Nominating and Governance Committee of the Board has approved a process for handling letters received by the Company and addressed to individual directors, non-management members of the Board or the Board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to a designated individual member of the Nominating and Governance Committee copies of all such correspondence (although we do not forward commercial correspondence and correspondence duplicative in nature; however, we will retain duplicate correspondence and all duplicate correspondence will be available for directors’ review upon their request) and a summary of all such correspondence. The designated director of the Nominating and Governance Committee will forward correspondence directed to individual directors as he or she deems appropriate. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Written correspondence from shareholders relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s Audit Committee Chair and to the internal

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audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters (described below). Correspondence from shareholders relating to

Management Planning and Development Committee matters are referred to the Chair of the Management Planning and Development Committee.

What are the Company’s policies on reporting of concerns regarding accounting?

The Audit Committee has established policies on reporting concerns regarding accounting and other matters in addition to our policy on communicating with our non-management directors. Any person, whether or not an employee, who has a concern about the conduct of the Company or any of our people, with respect to accounting, internal accounting controls or auditing matters, may, in a confidential or anonymous manner, communicate that concern to our General Counsel, Marc L. Kesselman. If any person believes that he or she should communicate with our Audit Committee Chair, Thomas C. Nelson, he or she may do so by writing him at c/o YUM! Brands, Inc.,

1441 Gardiner Lane, Louisville, KY 40213. In addition, a person who has such a concern about the conduct of the Company or any of our employees may discuss that concern on a confidential or anonymous basis by contacting The Network at 1 (800) 241-5689. The Network is our designated external contact for these issues and is authorized to contact the appropriate members of management and/or the Board of Directors with respect to all concerns it receives. The full text of our Policy on Reporting of Concerns Regarding Accounting and Other Matters is available on our website at www.yum.com/investors/corporate-governance/
complaint-procedures/.

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What are the Committees of the Board?

The Board of Directors has standing Audit, Management Planning and Development, Nominating and Governance and Executive/Finance Committees.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2017
Audit: Thomas C. Nelson, Chair Paget L. Alves Christopher M. Connor Tanya L. Domier* P. Justin Skala

•  Possesses sole authority regarding the selection and retention of independent auditors

•  Reviews and has oversight over the Company’s internal audit function

•  Reviews and approves the cost and scope of audit and non-audit services provided by the independent auditors

•  Reviews the independence, qualification and performance of the independent auditors

•  Reviews the adequacy of the Company’s internal systems of accounting and financial control

•  Reviews the annual audited financial statements and results of the audit with management and the independent auditors

•  Reviews the Company’s accounting and financial reporting principles and practices including any significant changes

•  Advises the Board with respect to Company policies and procedures regarding compliance with applicable laws and regulations and the Company’s Worldwide Code of Conduct and Policy on Conflicts of Interest

•  Discusses with management the Company’s policies with respect to risk assessment and risk management. Further detail about the role of the Audit Committee in risk assessment and risk management is included in the section entitled “What is the Board’s role in risk oversight?” set forth on page 20.

8

The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE and that Mr. Nelson, the Chair of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations. The Board has also determined that Mr. Nelson has accounting and related financial management expertise within the meaning of the listing standards of the NYSE and that each member is financially literate within the meaning of the listing standards of the NYSE.

*  Tanya L. Domier was appointed to the Audit Committee effective January 26, 2018.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2017
Management Planning and Development: Brian C. Cornell, Chair Michael J. Cavanagh Mirian M. Graddick-Weir Robert D. Walter Elane B. Stock	• Oversees the Company’s executive compensation plans and programs and reviews and recommends changes to these plans and programs • Monitors the performance of the chief executive officer and other senior executives in light of corporate goals set by the Committee • Reviews and approves the compensation of the chief executive officer and other senior executive officers • Reviews management succession planning	4

The Board has determined that all of the members of the Management Planning and Development Committee are independent within the meaning of the listing standards of the NYSE.

24	YUM! BRANDS, INC. - 2018 Proxy Statement

GOVERNANCE OF THE COMPANY

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2017
Nominating and Governance: Robert D. Walter, Chair Michael J. Cavanagh Brian C. Cornell Mirian M. Graddick-Weir Thomas C. Nelson	• Identifies and proposes to the Board suitable candidates for Board membership • Advises the Board on matters of corporate governance • Reviews and reassesses from time to time the adequacy of the Company’s Corporate Governance Principles • Receives comments from all directors and reports annually to the Board with assessment of the Board’s performance • Prepares and supervises the Board’s annual review of director independence	5

The Board has determined that all of the members of the Nominating and Governance Committee are independent within the meaning of the listing standards of the NYSE.

Name of Committee and Members	Functions of the Committee
Executive/Finance: Robert D. Walter, Chair Greg Creed Brian C. Cornell Thomas C. Nelson	• Exercises all of the powers of the Board in the management of the business and affairs of the Company consistent with applicable law while the Board is not in session

YUM! BRANDS, INC. - 2018 Proxy Statement	25

MATTERS REQUIRING SHAREHOLDER ACTION

ITEM 1	Election of Directors (Item 1 on the Proxy Card)

Who are this year’s nominees?

There are eleven (11) nominees recommended by the Nominating and Governance Committee of the Board of Directors for election this year to hold office until the 2019 Annual Meeting and until their respective successors are elected and qualified. Their biographies are provided above at pages 10 to 15. The biographies of each of the nominees contains information regarding the person’s service as a director, business experience, public-company director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director for the Company. In addition to the information presented above regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to YUM and our Board. Finally, we value their significant experience on other public company boards of directors and board committees.

There are no family relationships among any of the directors and executive officers of the Company.

As noted above, Tanya Domier joined the Company’s Board, effective January 1, 2018 and she will stand for election to the Board by our shareholders for the first time. Ms. Domier is the Chief Executive Officer of Advantage Solutions, Inc., a North American provider of outsourced sales, marketing and business solutions to consumer goods manufacturers and retailers. Ms. Domier’s extensive sales and marketing background, along with her leadership experience and experience in developing digital technology solutions are strengths that the Board intends to leverage to help achieve the Company’s short- and long-term goals. Ms. Domier was recommended by our Non-Executive Chairman.

What is the recommendation of the Board of Directors?

The Board of Directors recommends that you vote FOR the election of these nominees.

What if a nominee is unwilling or unable to serve?

That is not expected to occur. If it does, proxies may be voted for a substitute nominated by the Board of Directors.

What vote is required to elect directors?

A nominee will be elected as a director if the number of “FOR” votes exceeds the number of “AGAINST” votes with respect to his or her election.

Our policy regarding the election of directors can be found in our Governance Principles at www.yum.com/investors/corporate-governance/governance-principles/ and at page 19 under “What other significant Board practices does the Company have? — Majority Voting Policy.”

26	YUM! BRANDS, INC. - 2018 Proxy Statement

MATTERS REQUIRING SHAREHOLDER ACTION

ITEM 2	Ratification of Independent Auditors (Item 2 on the Proxy Card)

What am I voting on?

A proposal to ratify the selection of KPMG LLP (“KPMG”) as our independent auditors for fiscal year 2018. The Audit Committee of the Board of Directors has selected KPMG to audit our consolidated financial statements. During fiscal 2017, KPMG served as our independent auditors and also provided other audit-related and non-audit services.

Will a representative of KPMG be present at the meeting?

Representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. If the selection of KPMG is not ratified, the Audit Committee will reconsider the selection of independent auditors.

What is the recommendation of the Board of Directors?

The Board of Directors recommends that you vote FOR approval of this proposal.

What were KPMG’s fees for audit and other services for fiscal years 2017 and 2016?

The following table presents fees for professional services rendered by KPMG for the audit of the Company’s annual financial statements for 2017 and 2016, and fees billed for audit-related services, tax services and all other services rendered by KPMG for 2017 and 2016.

	2017	2016
Audit fees(1)	$6,332,000	$9,305,000
Audit-related fees(2)	326,000	2,899,000
Tax fees(3)	482,000	285,000
All other fees(4)	—	326,000
TOTAL FEES	$7,140,000	$12,815,000

(1)

Audit fees include fees for the audit of the annual consolidated financial statements, reviews of the interim condensed consolidated financial statements included in the Company’s quarterly reports, audits of the effectiveness of the Company’s internal controls over financial reporting, statutory audits and services rendered in connection with the Company’s securities offerings including comfort letters and consents.

(2)

Audit-related fees include fees associated with the audit and reviews of carve-out financial statements of Yum China Holdings, Inc. (“Yum China”) for inclusion in the stand-alone SEC filings in connection with the separation of Yum China in 2016, as well as audits of financial statements and certain employee benefit plans, agreed upon procedures and other attestations.

(3)	Tax fees consist principally of fees for international tax compliance, tax audit assistance, as well as value added tax and other tax advisory services.

(4)	Other fees consist of fees for due diligence assistance services related to the planned sale of Company restaurants.

YUM! BRANDS, INC. - 2018 Proxy Statement	27

MATTERS REQUIRING SHAREHOLDER ACTION

What is the Company’s policy regarding the approval of audit and non-audit services?

The Audit Committee has implemented a policy for the pre-approval of all audit and permitted non-audit services, including tax services, proposed to be provided to the Company by its independent auditors. Under the policy, the Audit Committee may approve engagements on a case-by-case basis or pre-approve engagements pursuant to the Audit Committee’s pre-approval policy. The Audit Committee may delegate pre-approval authority to one of its independent members, and has currently delegated pre-approval authority up to certain amounts to its Chair.

Pre-approvals for services are granted at the January Audit Committee meeting each year. In considering pre-approvals, the Audit Committee reviews a description of the scope of services falling within pre-designated services and imposes specific budgetary guidelines. Pre-approvals of designated services are generally effective for the succeeding 12 months. Any incremental audit or permitted non-audit services which are expected to exceed the relevant budgetary guideline must be pre-approved.

The Corporate Controller monitors services provided by the independent auditors and overall compliance with the pre-approval policy. The Corporate Controller reports periodically to the Audit Committee about the status of outstanding engagements, including actual services provided and associated fees, and must promptly report any non-compliance with the pre-approval policy to the Chair of the Audit Committee. The complete policy is available on the Company’s website at www.yum.com/investors/corporate-governance/audit-committee-policy/.

ITEM 3	Advisory Vote on Executive Compensation
(Item 3 on the Proxy Card)

What am I voting on?

In accordance with SEC rules, we are asking shareholders to approve, on a non-binding basis, the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement.

Our Performance-Based Executive Compensation Program Attracts and Retains Strong Leaders and Closely Aligns with Our Shareholders’ Interests

Our performance-based executive compensation program is designed to attract, reward and retain the talented leaders necessary for our Company to succeed in the highly competitive market for talent, while maximizing shareholder returns. This approach has made our management team a key driver in the Company’s strong performance over both the long and short term. We believe that our compensation program has attracted and retained strong leaders, and is closely aligned with the interests of our shareholders.

In deciding how to vote on this proposal, we urge you to read the Compensation Discussion and Analysis section of this proxy statement, beginning on page 32,

which discusses in detail how our compensation policies and procedures operate and are designed to meet our compensation goals and how our Management Planning and Development Committee makes compensation decisions under our programs.

Accordingly, we ask our shareholders to vote in favor of the following resolution at the Annual Meeting:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation awarded to our Named Executive Officers, as disclosed pursuant to SEC rules, including the Compensation Discussion and Analysis, the compensation tables and related materials included in this proxy statement.

28	YUM! BRANDS, INC. - 2018 Proxy Statement

MATTERS REQUIRING SHAREHOLDER ACTION

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. While this vote is advisory and non-binding on the Company, the Board of Directors and the Management Planning and Development Committee will review the voting results and consider shareholder concerns in their continuing evaluation of the Company’s compensation program. Unless the Board of Directors modifies its policy on the frequency of this advisory vote, the next advisory vote on executive compensation will be held at the 2019 Annual Meeting of Shareholders.

What is the recommendation of the Board of Directors?

The Board of Directors recommends that you vote FOR approval of this proposal.

YUM! BRANDS, INC. - 2018 Proxy Statement	29

STOCK OWNERSHIP INFORMATION

Who are our largest shareholders?

This table shows ownership information for each YUM shareholder known to us to be the owner of 5% or more of YUM common stock. This information is presented as of December 31, 2017, and is based on a stock ownership report on Schedule 13G filed by such shareholders with the SEC and provided to us.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	33,033,765	(1)	9.8%
Vanguard 100 Vanguard Blvd. Malvern, PA 19355	23,125,244	(2)	6.86%
Blackrock Inc. 55 East 52nd Street New York, NY 10055	20,321,150	(3)	6%

(1)	The filing indicates sole voting power for 10,651,604 shares, shared voting power of 0 shares, sole dispositive power of 33,033,765 shares and shared dispositive power of 0 shares.

(2)	The filing indicates sole voting power for 478,213 shares, shared voting power for 88,916 shares, sole dispositive power for 22,565,214 shares and shared dispositive power for 560,030 shares.

(3)	The filing indicates sole voting power for 17,528,739 shares, shared voting power of 0 shares, sole dispositive power of 20,321,150 shares and shared dispositive power of 0 shares.

How much YUM common stock is owned by our directors and executive officers?

This table shows the beneficial ownership of YUM common stock as of December 31, 2017 by

•	each of our directors,

•	each of the executive officers named in the Summary Compensation Table on page 53, and

•	all directors and executive officers as a group.

Unless we note otherwise, each of the following persons and their family members have sole voting and investment power with respect to the shares of common stock beneficially owned by him or her. None of the persons in this table holds in excess of one percent of the outstanding YUM common stock. Please see table above setting forth information concerning beneficial ownership by holders of five percent or more of YUM’s common stock. Directors and executive officers as a group, beneficially own approximately 0.63%.

The table shows the number of shares of common stock and common stock equivalents beneficially owned as of December 31, 2017. Included are shares that could have been acquired within 60 days of December 31, 2017 through the exercise of stock options, stock appreciation rights (“SARs”) or distributions from the Company’s deferred compensation plans, together with additional underlying stock units as described in footnote (4) to the table. Under SEC rules, beneficial ownership includes any shares as to which the individual has either sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days through the exercise of any stock option or other right.

30	YUM! BRANDS, INC. - 2018 Proxy Statement

STOCK OWNERSHIP INFORMATION

	Beneficial Ownership
Name	Number of Shares Beneficially Owned(1)	Options/ SARs Exercisable within 60 Days(2)	Deferral Plans Stock Units(3)	Total Beneficial Ownership	Additional Underlying Stock Units(4)	Total
Greg Creed	82,535	545,251	62,978	690,764	53,927	744,691
Paget L. Alves	3,235	—	—	3,235	411	3,646
Michael J. Cavanagh	10,000	3,575	—	13,575	13,774	27,349
Christopher M. Connor	—	—	—	—	1,783	1,783
Brian C. Cornell	196	1,269	—	1,465	6,883	8,348
Mirian M. Graddick-Weir	—	4,501	—	4,501	16,076	20,577
Thomas C. Nelson	10,506	9,536	—	20,042	43,099	63,141
P. Justin Skala	2,150	918	—	3,068	3,887	6,955
Elane B. Stock	4,019	1,881	—	5,900	5,360	11,260
Robert D. Walter(5)	108,301	13,370	—	121,671	45,443	167,114
David W. Gibbs	32,761	185,013	9,094	226,868	22,005	248,873
Tracy Skeans	5,837	42,776	—	48,613	5,307	53,920
Brian R. Niccol	8,839	95,797	32,151	136,787	16,508	153,295
Roger G. Eaton	113,375	294,735	9,431	417,541	62,910	480,451
All Directors and Executive Officers as a Group (16 persons)	395,924	1,276,842	118,929	1,791,695	311,101	2,102,796

(1)	Shares owned outright. These amounts include the following shares held pursuant to YUM’s 401(k) Plan as to which each named person has sole voting power:

        •  Mr. Niccol, 6,679 and Ms. Skeans, 4,792

        •  all executive officers as a group, 12,474 shares

        •  Ms. Domier is not included in the table because she did not join the Board until January 1, 2018.

(2)

The amounts shown include beneficial ownership of shares that may be acquired within 60 days pursuant to SARs awarded under our employee or director incentive compensation plans. For SARs, we report the shares that would be delivered upon exercise (which is equal to the number of SARs multiplied by the difference between the fair market value of our common stock at year-end and the exercise price divided by the fair market value of the stock).

(3)

These amounts shown reflect units denominated as common stock equivalents held in deferred compensation accounts for each of the named persons under our Director Deferred Compensation Plan or our Executive Income Deferral Program. Amounts payable under these plans will be paid in shares of YUM common stock at termination of directorship/employment or within 60 days if so elected.

(4)

The amounts shown include units denominated as common stock equivalents held in deferred compensation accounts which become payable in shares of YUM common stock at a time (a) other than at termination of directorship/employment or (b) after 60 days.

 (5) These shares are held in a trust.

YUM! BRANDS, INC. - 2018 Proxy Statement	31

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of the outstanding shares of YUM common stock to file with the SEC reports of their ownership and changes in their ownership of YUM common stock. Directors, executive officers and greater-than-ten percent shareholders are also required to furnish YUM with copies of all ownership reports they file with the SEC. To our knowledge, based solely on a review of the copies of such reports furnished to YUM and representations that no other reports were required, all of our directors and executive officers complied with all Section 16(a) filing requirements during fiscal 2017.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy and program, the compensation decisions of the Management Planning and Development Committee (the “Committee”) for our named executive officers (“NEOs”) and factors considered in making those decisions.

32	YUM! BRANDS, INC. - 2018 Proxy Statement

EXECUTIVE COMPENSATION

I. Executive Summary

A.    YUM 2017 Performance

In 2016 we launched a series of initiatives to transform the Company, centering on a new multi-year strategy to accelerate growth, reduce volatility and increase capital returns to shareholders. By the end of 2018, we intend to own less than 1,000 restaurants (at least 98% franchised) and, in 2019, intend to have reduced annual capital expenditures to approximately $100 million and improved our efficiency by lowering general and administrative expenses as a percentage of system sales to 1.7%. The transformation strategy, our “Recipe for Growth”, requires that the Company be more focused, more franchised and more efficient as we strengthen and grow our KFC, Pizza Hut and Taco Bell brands around the world, creating significant long-term value for all of our stakeholders and creating a world with more Yum!.

Four growth drivers form the basis of the Company’s strategic plans to accelerate same-store sales growth and net-new restaurant development at KFC, Pizza Hut and Taco Bell around the world. The Company is focused on building the world’s most loved, trusted and fastest growing restaurant brands by: (i) building Distinctive, Relevant and Easy Brands, by increasing investment in consumer insights, core product innovation, digital excellence and initiatives that strengthen the quality, convenience and appeal of the customer experience; (ii) developing Unmatched Franchise Operating Capability, strengthening how we equip and recruit the best restaurant operators to deliver great customer experiences, and build and protect our brands; (iii) driving Bold Restaurant Development through partnerships with growth-minded franchisees who can expand and penetrate markets with modern restaurants, strong economics and value; and (iv) growing Unrivaled Culture and Talent to strengthen the customer experience and franchise success with best-in-class people capability and culture.

2017 was an exceptional year for the Company and its progress towards the transformation initiative. YUM operating profit increased 64% during 2017 and our system restaurant count grew by 1,407 units. These results provide us with confidence that we are making meaningful progress towards our goal of building and strengthening our global KFC, Pizza Hut and Taco Bell brands. Strong brands are critical in our being able to deliver sustained growth and in our ability to create long-term shareholder value. The following performance highlights illustrate just how successful 2017 was:

(1)

Note: All comparisons are versus the same period a year ago. System sales figures in this section exclude the impact of foreign currency translation and the 53rd week. See the Non-GAAP Items section in Item 7 of YUM’s Form 10-K for the fiscal year ended on December 31, 2017 for a reconciliation of GAAP Company sales to System sales.

(2)

The Company uses Adjusted Operating Profit Growth as a key performance measure of results of operations for the purpose of evaluating performance against targets set under our YUM Leaders’ Bonus Program. Refer to Appendix A: Reconciliation of Adjusted Operating Profit Growth, as shown above, to GAAP Operating Profit Growth.

(3)	Total shareholder return is calculated as the growth in YUM share price from the beginning of 2017 until the year-end, and includes assumed reinvestment of dividends.

YUM! BRANDS, INC. - 2018 Proxy Statement	33

EXECUTIVE COMPENSATION

B.     Named Executive Officers

The Company’s NEOs for 2017 are as follows:

Name	Title
Greg Creed	Chief Executive Officer
David W. Gibbs	President and Chief Financial Officer
Roger G. Eaton	Chief Executive Officer of KFC Division
Brian R. Niccol(1)	Former Chief Executive Officer of Taco Bell Division
Tracy L. Skeans	Chief Transformation and People Officer

(1)	Mr. Niccol resigned from his position with the Company in February 2018.

C.    Compensation Philosophy

The business performance of the Company is of the utmost importance in how our executives are compensated. Our compensation program is designed to both support our long-term growth model and hold our executives accountable to achieve key annual results year after year. YUM’s compensation philosophy for the NEOs is reviewed annually by the Committee and has the following objectives:

Pay Element
Objective	Base Salary	Annual Performance-Based Cash Bonuses	Long-Term Equity Performance- Based Incentives

Attract and retain the best talent to achieve superior shareholder results—To be consistently better than our competitors, we need to recruit and retain superior talent who are able to drive superior results. We have structured our compensation programs to be competitive and to motivate and reward high performers.

	✓	✓	✓
Reward performance—The majority of NEO pay is performance based and therefore at risk. We design pay programs that incorporate team and individual performance goals that lead to shareholder return.		✓	✓
Emphasize long-term value creation—Our belief is simple: if we create value for shareholders, then we share a portion of that value with those responsible for the results.			✓
Drive ownership mentality—We require executives to invest in the Company’s success by owning a substantial amount of Company stock.			✓

D.     Compensation Overview

2017 Compensation Highlights

•	In January of 2017, the Committee made the following decisions and took the following actions:

•  The Committee set our CEO target compensation levels below the median of our Executive Peer Group (defined at page 48) for the CEO role;

•  The Committee set the equity mix for our Global Leadership Team’s long-term incentive awards at 50% stock appreciation rights (“SARs”) and 50% performance share units (“PSUs”); and

•  The Committee certified that our 2014 PSU awards under our Performance Share Plan paid out at 71% of target in 2017 based on the Company’s Total

Shareholder Return (“TSR”) for the 2014-2016 performance cycle. (see discussion of PSUs at page 40).

•	At our May 2017 Annual Meeting of Shareholders, shareholders approved our “Say on Pay” proposal in support of our executive compensation program, with 89% of votes cast in favor of the proposal.

•

We continued our shareholder outreach program to better understand our investors’ opinions on our compensation practices and respond to their questions. Committee and management team members from compensation, investor relations and legal continued to be directly involved in engagement efforts during 2017 that served to reinforce our open

34	YUM! BRANDS, INC. - 2018 Proxy Statement

EXECUTIVE COMPENSATION

door policy. The efforts included contacting our largest 30 shareholders, representing ownership of approximately 45% of our shares, and meeting with shareholders representing approximately 13% of our shares (discussed further on page 46).

2017 Changes to Compensation Program

•

Long Term Incentive Equity Mix for 2017. Following the Company’s 2016 Annual Meeting of Shareholders, significant shareholder engagement was undertaken by the Company in order to receive feedback on, among other things, the Company’s equity mix for long-term incentive awards. In response to this shareholder feedback, and in alignment with our business strategy and compensation philosophy, the Committee determined that beginning in 2017, the long-term award mix for members of the Global Leadership Team would be split 50% SARs and 50% PSUs.

•

Change in PSU Metrics. In response to shareholder feedback, and consistent with the Company’s overall business strategy, beginning in 2017, PSU grants are earned based on the Company’s TSR relative to that of the S&P 500 Consumer Discretionary Index and on compound annual growth of the Company’s Earnings Per Share (“EPS”), with each factor accounting for 50% of performance measurement. PSU grants were previously earned based on the Company’s TSR relative to that of the S&P 500. Incorporating TSR and EPS supports the Company’s pay-for-performance philosophy while diversifying performance criteria by using measures not used in the annual bonus plan and aligning our NEOs’ reward with the creation of shareholder value. In addition, the change to incorporate the S&P 500 Consumer Discretionary Index provides for a more direct comparison of the Company against a diverse group of consumer products companies that is smaller than the S&P 500 and reflects performance against a more relevant data set.

•

Update to Executive Peer Group. The composition of the Executive Peer Group was updated to allow for more relevant comparisons following the separation of Yum China Holdings, Inc. in October 2016, recognizing the smaller size of the Company and the current complexities of its business (see page 48).

E.     Relationship between Company Pay and Performance

To focus on both the short-term and long-term success of the Company, approximately 90% of our CEO’s target compensation is “at-risk” pay, with the compensation paid based on Company results. If short-term and long-term financial and operational target goals are not achieved, then performance-related compensation will decrease. If target goals are exceeded, then performance-related compensation will increase. As demonstrated below, our target pay mix for our CEO emphasizes our commitment to “at-risk” pay in order to tie pay to performance. For purposes of this section, our discussion is limited to our CEO, Mr. Creed. Our other NEOs’ target compensation is subject to a substantially similar set of considerations, which are discussed in Section III, 2017 Named Executive Officer Total Direct Compensation and Performance Summary, found at pages 41 to 45 of this CD&A.

YUM! BRANDS, INC. - 2018 Proxy Statement	35

EXECUTIVE COMPENSATION

CEO Cash Compensation and Total Direct Compensation

Our CEO’s cash compensation (base salary and bonus) tracks Operating Profit (“OP”) growth, which is our primary business performance metric. As demonstrated below, our OP growth was markedly increased from the prior year in 2017 and was significantly above the target set by the Committee, resulting in our CEO’s actual cash compensation being above target.

Our CEO’s actual total direct compensation (base salary, bonus and annual long-term incentive award value at grant date) reflects the performance of the Company. For 2015, the CEO’s actual total direct compensation was below target, reflecting the below target performance of the Company. However, the CEO’s actual total direct compensation for 2016 and 2017 was above target, reflecting the Company’s above target performance.

For 2017, 58% of our CEO’s pay was in the form of long-term equity incentive compensation.

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EXECUTIVE COMPENSATION

(1)

Operating Profit for 2016 and 2015 has been recast to present the change in our reporting calendar and retroactively adopting a new accounting standard related to the presentation of net periodic pension cost and net periodic postretirement benefit cost (collectively, “Benefit Costs”). See Notes 2 and 5 to the Consolidated Financial Statements in Item 8 of YUM’s Form 10-K for the fiscal year ended December 31, 2017 for a discussion related to adopting a new accounting standard on Benefit Costs and the change in our reporting calendar, respectively.

(2)

The Company uses non-GAAP Adjusted Operating Profit Growth as a key performance measure of results of operations for the purpose of evaluating performance against targets set under our YUM Leaders’ Bonus Program. Adjusted Operating Profit Growth includes adjustments for, among other things, Special Items, the impact of the 53rd week in 2016, the loss of Division Operating Profit due to refranchising, incremental system advertising expense related to the Pizza Hut U.S. Transformation Agreement, forecasted cost savings due to strategic G&A initiatives and the impact of foreign currency translation. Refer to Appendix A: Reconciliation of Adjusted Operating Profit Growth, as shown above, to GAAP Operating Profit Growth.

YUM! BRANDS, INC. - 2018 Proxy Statement	37

EXECUTIVE COMPENSATION

II.  Elements of Executive Compensation Program

Our annual executive compensation program has three primary pay components: base salary; annual performance-based cash bonuses; and long-term equity performance-based incentives. We also offer retirement and other benefits.

Element	Objective	Form
Base salary	Attract and retain high-caliber talent and provide a fixed level of cash compensation.	Cash
Annual Performance-Based Cash Bonuses	Motivate high performance and reward short-term Company, team and individual performance.	Cash
Long-Term Equity Performance-Based Incentives	Align the interests of executives with shareholders and emphasize long-term results.	SARs & PSUs
Retirement and Additional Benefits	Provide for long-term retirement income and basic health and welfare coverage.	Various

A.    Base Salary

We provide base salary to compensate our NEOs for their primary roles and responsibilities and to provide a stable level of annual compensation. A NEO’s salary varies based on the role, level of responsibility, experience, individual performance, potential and market value. Specific salary increases take into account these factors. The Committee reviews each NEO’s salary and performance annually.

B.    Annual Performance-Based Cash Bonuses

Our performance-based annual bonus program, the YUM Leaders’ Bonus Program, is a cash-based plan. The principal purpose of the YUM Leaders’ Bonus

Program is to motivate and reward short-term team and individual performance that drives shareholder value.

The formula for calculating the performance-based annual bonus under the YUM Leaders’ Bonus Program is the product of the following:

Base Salary	X	Target Bonus Percentage	X	Team Performance (0 – 200%)	X	Individual Performance (0 – 150%)	=	Bonus Payout (0 – 300%)

Team Performance

In light of the Company’s transformation announced at the end of 2016, the Committee carefully considered our new strategic direction to become a pure-play franchisor and established team performance measures, targets and weights in January 2017 after receiving input and recommendations from management. The team performance targets were also reviewed by the Board to ensure that the goals support the Company’s overall strategic objectives.

The performance targets were developed through the Company’s annual financial planning process, which takes into account Division growth strategies, historical performance, and the expected future operating environment of each of KFC, Taco Bell and Pizza Hut (each, a “Division”).

When setting targets for each specific team performance measure, the Company takes into account overall business goals and structures the target to motivate achievement of desired performance consistent with our growth commitment to shareholders. The performance targets are comparable to those we disclose to our investors and, when determined to be appropriate by our Committee, may be slightly above or below disclosed guidance.

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EXECUTIVE COMPENSATION

A leverage formula for each team performance measure magnifies the potential impact that performance above or below the performance target will have on the calculation of the annual bonus. This leverage increases the payouts when targets are exceeded and reduces payouts when performance is below target. There is a threshold level of performance for all measures that must be met in order for any bonus to be paid. Additionally, all measures have a cap on the level of performance over which no additional bonus will be paid regardless of performance above the cap.

The Committee may approve adjustments to Division targets or may exclude certain pre-established items from the financial results used to determine the annual bonus when doing so is consistent with the objectives and intent at the time the targets were originally set in order to focus executives on the fundamentals of the Company’s underlying business performance. As part of the 2017 target-setting process, the Committee decided to make certain adjustments to GAAP Operating Profit growth when determining performance against Operating Profit targets. These adjustments served to exclude YUM Special Items Income (which are not allocated to Division results), adjust for the loss of Division Operating Profit due to refranchising, include predetermined Division cost savings initiatives, exclude the impact of the 53rd week in 2016 and exclude the impact of foreign currency translation. Additionally, the Committee decided at the end of 2017 to adjust the Pizza Hut and YUM Operating Profit Growth and System Net Build targets to reflect the mid-year execution of YUM approved strategic decisions and investments. For further details, refer to Appendix A: Reconciliation of Adjusted Operating Profit Growth.

Detailed Breakdown of 2017 Team Performance

The team performance targets, actual results, weights and overall performance for each measure for our NEOs are outlined below. The long-term drivers of value for YUM are profit growth, same-store sales growth and new store development. Accordingly, the Committee selected these performance measures for the Company’s annual incentive plan and were included at both the corporate and divisional levels. For Divisions, the team performances are weighted 75% on Division operating measures and 25% on YUM team performance.

Team Performance
NEO	Measures	Target	Actual	Earned Award as % of Target	Weighting	Final Team Performance
Creed	Adjusted Operating Profit Growth[1,2]	11%	15%	187	50%	94
Gibbs	System Same-Store Sales Growth	2.9%	2.4%	87	25%	22
Skeans	System Net Builds[3,4]	1,263	1,465	181	25%	45
	FINAL YUM TEAM FACTOR					161
Eaton	Adjusted Operating Profit Growth[1]	10%	14%	200	50%	100
	System Same-Store Sales Growth	3.0%	3.1%	104	25%	26
	System Net Builds[3]	715	883	200	25%	50
	Total Weighted Team Performance — KFC (75%)					176
	Total Weighted Team Performance — YUM (25%)					161
	FINAL KFC TEAM FACTOR					172
Niccol	Adjusted Operating Profit Growth[1]	7%	10%	170	50%	85
	System Same-Store Sales Growth	3.5%	3.8%	115	25%	29
	System Net Builds[3]	235	244	120	25%	30
	Total Weighted Team Performance — TACO BELL (75%)					144
	Total Weighted Team Performance — YUM (25%)					161
	FINAL TACO BELL TEAM FACTOR					148

(1)	Refer to Appendix A: Reconciliation of Adjusted Operating Profit Growth, as shown above, to GAAP Operating Profit Growth.

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(2)

Adjusted Operating Profit Growth target was modified to exclude $25 million of unplanned Pizza Hut expense related to mid-year execution of the U.S. Transformation Agreement with franchisees, which the Committee determined to be appropriate given the intent of the Agreement and its effect on YUM’s Operating Profit. This modification increased final YUM team performance by 18 points.

(3)

Effective January 1, 2017, YUM changed its fiscal year end from the last Saturday of December to a year beginning on January 1 and ending December 31 of each year. As part of this change we removed any reporting lags in our international businesses by shifting their fiscal year ends from on or near November 30 to on or near December 31. As a result of this change, System Net Build targets and actual results include fiscal 2017 net new unit openings of 1,407, plus 58 units in certain international businesses that had an extra period (i.e. December 2016) as a result of this calendar shift.

(4)

System Net Builds target was adjusted for the unplanned acceleration of Pizza Hut store closures during 2017 related to the mid-year execution of the U.S. Transformation Agreement with franchisees, which the Committee determined to be appropriate given the intent of the Agreement and its effect on YUM’s System Net Builds. This adjustment increased final YUM team performance by 9 points.

Individual Performance

Each NEO’s Individual Performance Factor is determined by the Committee based upon its subjective determination of the NEO’s individual performance for the year, including consideration of specific objective individual performance goals set at the beginning of the year.

C.    Long-Term Equity Performance-Based Incentives

We provide performance-based long-term equity compensation to our NEOs to encourage long-term decision making that creates shareholder value. To that end, we use vehicles that motivate and balance the tradeoffs between short-term and long-term performance. Performance-based long-term equity compensation also serves as a retention tool.

Our NEOs are awarded long-term incentives annually based on the Committee’s subjective assessment of the following items for each NEO (without assigning weight to any particular item):

•	Prior year individual and team performance

•	Expected contribution in future years

•	Consideration of the market value of the executive’s role compared with similar roles in our Executive Peer Group

•	Achievement of stock ownership guidelines

Equity Mix

Each year, the Committee reviews the mix of long-term incentives. For 2017, the Committee continued to choose SARs and PSU awards because these equity vehicles focus and reward management for enhancing long-term shareholder value, thereby aligning our NEOs with the interests of our shareholders.

At the beginning of 2017, the Committee determined a target grant value for each member of the Global

Leadership Team and the split of that value between SARs and PSU grants. For each NEO, the target grant value was split 50% SARs and 50% PSUs. For each NEO, the breakdown between SARs award values and PSU award values can be found under the Summary Compensation Table, page 53 at columns e and f.

Stock Appreciation Rights Awards

The Committee believes that SARs reward value creation generated from sustained results and the favorable expectations of our shareholders. In 2017, we granted to each of our NEOs SARs which have ten-year terms and vest over at least four years. The exercise price of each SAR award was based on the closing market price of the underlying YUM common stock on the date of grant. Therefore, SAR awards will only have value if our NEOs are successful in increasing the share price above the awards’ exercise price.

Performance Share Awards

Pursuant to the Performance Share Plan under our Long Term Incentive Plan (“LTIP”), we granted our NEOs PSU awards in 2017. PSU awards are earned based on the Company’s 3-year average TSR relative to the companies in the S&P 500 Consumer Discretionary Index and on compound annual 3-year growth of the Company’s Earnings Per Share (“EPS”). Incorporating TSR and EPS supports the Company’s

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pay-for-performance philosophy while diversifying performance criteria by using measures not used in the annual bonus plan and aligning our NEOs’ reward with the creation of shareholder value. If TSR is negative, payouts may not exceed the target irrespective of the actual TSR percentile ranking of the Company. The target, threshold and maximum number of shares that may be paid under these awards for each NEO are described at page 55.

For the performance period covering 2017 – 2019, each NEO will earn a percentage of his or her target PSU award, with 50% of the payout based on the achieved TSR percentile ranking and the other 50% based on EPS growth, as set forth in the table below:

		Threshold	Target	Maximum
TSR Percentile Ranking	<30%	30%	50%	75%
Payout as % of Target	0%	35%	100%	200%
EPS Growth (3-year CAGR, ex foreign currency translation)	<9%	9%	15%	21%
Payout as % of Target	0%	35%	100%	200%

Dividend equivalents will accrue during the performance period and will be distributed as additional shares but only in the same proportion and at the same time as the original awards are earned. If no shares are earned, no dividend equivalents will be paid. The awards are eligible for deferral under the Company’s Executive Income Deferral (“EID”) Program.

III. 2017 Named Executive Officer Total Direct Compensation and Performance Summary

Below is a summary of each of our NEOs’ total direct compensation – which includes base salary, annual cash bonus, and long term incentive awards – and an overview of their 2017 performance relative to our annual and long-term incentive performance goals. The process the Committee used to determine each officer’s 2017 compensation is described more fully in “How Compensation Decisions Are Made” beginning on page 46.

CEO Compensation

Greg Creed Chief Executive Officer

2017 Performance Summary

Our Board, under the leadership of the Committee Chair, approved Mr. Creed’s goals at the beginning of the year and conducted a mid-year and year-end evaluation of his performance. These evaluations included a review of his leadership pertaining to the achievement of his goals that included business results, leadership in the development and implementation of Company strategies, and development of Company culture and talent.

The Committee determined that Mr. Creed’s overall performance for 2017 merited an individual factor of 130. This individual factor was combined with YUM’s team factor of 161 (discussed at page 38) to calculate his annual cash bonus. This determination was based on the Committee’s subjective assessment of Mr. Creed’s performance against his goals which included the following items (without assigning a weight to any particular item):

•	YUM Adjusted Operating Profit Growth of approximately 15%

•	Worldwide system sales growth of 5%, excluding the impact of foreign currency translation and the 53rd week

•	Net new restaurant openings of 1,407; net unit growth of 3%

•	KFC’s and Taco Bell’s above target performance for Adjusted Operating Profit Growth

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•	KFC’s, and Taco Bell’s above target performance for System Net Builds,

•	Management of the Company during the first full year of its transformation into a pure-play franchisor and in developing the transformation strategy.

•	Development of leadership and leadership bench, and fostering customer-focused employee culture

2017 Committee Decisions

In January 2017, the Committee set Mr. Creed’s 2017 compensation. Mr. Creed’s annual cash bonus target was set at 150% of his base salary and was unchanged from 2016. His salary was increased 3% for 2017 and his total long-term incentive equity award grant value was increased 12%, to bring him closer to the median of the Company’s Executive Peer Group, recognizing his performance in leading the Company during the spin-off of the China business, time in role and impact on the business. These increases brought his total target compensation to $9,738,000 for 2017, which is below the 50th percentile of the Company’s Executive Peer Group.

The graphics below illustrate Mr. Creed’s direct compensation:

2018 Changes to CEO Compensation

In January 2018, the Committee made several changes to our CEO’s compensation in recognition of strong Company performance during 2017, our 3-year TSR performance, his time in the CEO role (beginning his 4th year) and the Company’s substantial progress towards its transformation into a pure-play franchisor. Based on these factors, the Committee approved moving Mr. Creed’s 2018 total target compensation to the median of the Company’s Executive Peer Group, setting his compensation as follows:

•	Base Salary: $1,250,000

•	Target Bonus: 175% of Base Salary

•	Long Term Incentive: $8,900,000 (economic value), with the following mix: 50% SARs; 50% PSUs

•	Total target compensation: approximately $12,400,000

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Other NEO 2017 Total Direct Compensation

David W. Gibbs President and Chief Financial Officer

2017 Performance Summary

The Committee determined Mr. Gibbs’ performance for the year merited a 135 individual performance factor. The Committee recognized Mr. Gibbs’ performance in the position of President and CFO of the Company, including driving shareholder value creation and returns through optimization of our capital structure, increasing restaurant development, driving YUM’s Adjusted Operating Profit Growth of 15%, leading the effort to refranchise a significant number of Company-owned restaurants, and in leading the implementation of the Company’s transformation strategy. Mr. Gibbs’ individual performance factor was combined with a team factor of 161 (discussed at page 38) to calculate his annual cash bonus.

2017 Committee Decisions

In January, Mr. Gibbs’ compensation was adjusted as follows:

•	Base salary was increased 5%;

•	Annual cash bonus target remained at 105% of base salary; and

•	Grant value of long-term incentive equity awards were increased by 47% to better align with market compensation norms and internal peer equity, as well as to reflect performance and time in role.

These increases brought Mr. Gibbs’ total direct compensation to around the 50th percentile of the Executive Peer Group (defined at page 48) for his position.

Roger G. Eaton Chief Executive Officer of KFC Division

2017 Performance Summary

The Committee determined Mr. Eaton’s performance as the CEO, KFC Division, merited a 140 individual performance factor. Under Mr. Eaton’s leadership, KFC achieved significantly above-target Adjusted Operating Profit Growth and net new unit growth, as well as on-target same-store sales growth. Mr. Eaton was also recognized for codifying repeatable operating system frameworks, driving compliance with food safety, information security and Foreign Corrupt Practices Act (“FCPA”) standards, and providing leadership in the refranchising of a significant number of restaurants. Mr. Eaton’s individual performance factor was combined with a team factor of 172 (discussed at page 38) to calculate his annual cash bonus.

2017 Committee Decisions

In January, Mr. Eaton’s compensation was adjusted as follows:

•	Base salary was increased 3% percent for 2017;

•	Annual cash bonus target remained at 100% of base salary; and

•	Grant value of long-term incentive equity awards was increased by 33% to better align with market compensation norms and internal peer equity.

These increases positioned Mr. Eaton’s total direct compensation at the 50th percentile of the Executive Peer Group (defined at page 48) for his position.

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Brian R. Niccol Former Chief Executive Officer of Taco Bell Division

2017 Performance Summary

The Committee determined Mr. Niccol’s performance as the CEO, Taco Bell Division, merited a 135 individual performance factor. Under Mr. Niccol’s leadership, Taco Bell Division’s operating performance was very strong with above-target Operating Profit Growth, same-store sales growth and net new unit expansion. Mr. Niccol was also recognized for providing leadership in implementing the refranchising plan for Taco Bell restaurants and for driving compliance with food safety and information security. Mr. Niccol’s individual performance factor was combined with a team factor of 148 (discussed at page 38) to calculate his annual cash bonus.

2017 Committee Decisions

In January, Mr. Niccol’s compensation was adjusted as follows:

•	Base salary was increased 4% percent for 2017;

•	Annual cash bonus target remained at 100% of base salary;

•	Grant value of long-term incentive equity awards was increased by 33% to better align with market compensation norms and internal peer equity.

These increases brought Mr. Niccol’s total direct compensation to between the 50th and 75th percentile of the Executive Peer Group (defined at page 48) for his position.

Tracy L. Skeans Chief Transformation and People Officer

2017 Performance Summary

The Committee determined that Ms. Skeans’ performance merited a 130 individual performance factor. The Committee recognized Ms. Skeans for providing strategic leadership in the organizational transformation of the Company, as well as her efforts in cultivating the Company’s culture and talent. Ms. Skeans was also recognized for improving internal and external communication strategies and for driving compliance with food safety, information security and FCPA standards. Ms. Skeans’ individual factor was combined with a team factor of 161 (discussed at page 38) to calculate her annual cash bonus.

2017 Committee Decisions

In January, Ms. Skeans’ compensation was adjusted as follows:

•	Base salary was increased 5%

•	Annual cash bonus target increased to 85% of base salary

•

Grant value of long-term incentive equity awards was increased by 47% to better align with market compensation norms and internal peer equity, as well as to reflect performance and her time in the role.

These increases brought Ms. Skeans’ total direct compensation to around the 50th percentile of the Executive Peer Group (defined at page 48) for her position.

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The graphic below illustrates the 2017 total direct compensation of our Named Executive Officers, other than Mr. Creed:

IV. Retirement and Other Benefits

Retirement Benefits

We offer several types of competitive retirement benefits.

The YUM! Brands Retirement Plan (“Retirement Plan”) is a broad-based qualified plan designed to provide a retirement income based on years of service with the Company and average annual earnings. The plan is U.S.-based and was closed to new entrants in 2001. Mr. Gibbs and Ms. Skeans are active participants in the Retirement Plan and Mr. Creed maintains a balance in the Retirement Plan from the years that he was a participant.

For executives hired or re-hired after September 30, 2001, the Company implemented the Leadership Retirement Plan (“LRP”). This is an unfunded, unsecured account-based retirement plan which allocates a percentage of pay to an account payable to the executive following the later to occur of the executive’s separation of employment from the Company or attainment of age

55. For 2017, Mr. Niccol was eligible for the LRP. Under the LRP, he received an annual allocation to his account equal to 9.5% of his base salary and target bonus and an annual earnings credit of 5% on the balance while he was employed by the Company.

The Company provides retirement benefits for certain international employees through the Third Country National Plan (“TCN”). The TCN is an unfunded, unsecured account-based retirement plan that provides an annual contribution between 7.5% and 15% of salary and target bonus and an annual earnings credit of 5% on the balance. The level of contribution is based on the participants’ role and their home country retirement plan. Messrs. Creed and Eaton are the only NEOs who participate in the TCN. Under this plan, Messrs. Creed and Eaton each receive an annual

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contribution equal to 15% of his base salary and target bonus and an annual earnings credit of 5%.

Benefits payable under these plans are described in more detail beginning on page 60.

Medical, Dental, Life Insurance and Disability Coverage

We also provide other benefits such as medical, dental, life insurance and disability coverage to each NEO through benefit plans, which are also provided to all eligible U.S.-based salaried employees. Eligible employees can purchase additional life, dependent life and accidental death and dismemberment coverage as part of their employee benefits package. Our broad-based employee disability plan limits the annual benefit coverage to $300,000.

Perquisites

The company provides very limited number of perquisites. The only perquisite provided to all NEOs is a paid physical examination of approximately $2,800. In addition, the CEO was required to use the Company aircraft for personal as well as business travel pursuant to the Company’s executive security program established by the Board of Directors. In 2015, the Committee approved timeshare arrangements beginning in 2015 for Mr. Creed with respect to his personal use of aircraft. The arrangement provides that upon the executive reaching $200,000 in incremental costs for his personal use, the executive’s timeshare agreements will be triggered and any incremental costs for personal use of corporate aircraft above $200,000 will be reimbursed to the Company in accordance with the requirements of the Federal Aviation Administration regulations and the time share agreements. We do not provide tax gross-ups on the personal use of the Company aircraft.

V. How Compensation D ecisions Are Made

Shareholder Outreach, Engagement and 2017 Vote on NEO Compensation

At our 2017 Annual Meeting of Shareholders, 89% of votes cast on our annual advisory vote on NEO compensation were in favor of our NEOs’ compensation program, as disclosed in our 2017 proxy statement. During 2017, we continued our shareholder outreach program to better understand our investors’ opinions on our compensation practices and respond to their questions. Committee members and management team members from compensation, investor relations and legal continued to be directly involved in engagement efforts during 2017 that served to reinforce our open door policy. The efforts included:

•	Contacting the top 30 shareholders, representing ownership of approximately 45% of our shares

•	Meeting with shareholders representing 13% of our shares

•	Dialogue with proxy advisory firms

•	Investor road shows and conferences

•	Presenting shareholder feedback to the Committee

•	Considering letters from shareholders

Our annual engagement efforts allow many shareholders the opportunity to provide feedback. The Committee carefully considers shareholder and advisor feedback, among other factors discussed in this CD&A, in making its compensation decisions. Shareholder feedback, including the 2017 voting results on NEO compensation, has influenced and reinforced a number of compensation design changes over the years, including:

•	Continued benchmarking of CEO compensation at market median.

•	Continued adjustment of CEO long-term equity incentive mix from a mix comprised of 75% SARs and 25% PSUs in 2016 to a mix comprised of 50% SARs and 50% PSUs in 2017.

•	Moving to two performance metrics under our PSUs – TSR and EPS, beginning with PSU grants in 2017.

•	Changed PSU award metrics to include the Company’s 3-year average TSR relative to the companies in the S&P 500 Consumer Discretionary Index, rather than the average relative to the entire S&P 500.

The Company and the Committee appreciate the feedback from our shareholders and plan to continue these engagement efforts.

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Role of the Committee

Compensation decisions are ultimately made by the Committee using its judgment, focusing primarily on each NEO’s performance against his financial and strategic objectives, qualitative factors and the Company’s overall performance. The Committee considers the total compensation of each NEO and retains discretion to make decisions that are reflective of overall business performance and each executive’s strategic contributions to the business. In making its compensation decisions, the Committee typically follows the annual process described below:

COMMITTEE ANNUAL COMPENSATION PROCESS

Role of the Independent Consultant

The Committee’s charter states the Committee may retain outside compensation consultants, lawyers or other advisors. The Committee retains an independent consultant, Meridian Compensation Partners, LLC (“Meridian”), to advise it on certain compensation matters. The Committee has instructed Meridian that:

•	it is to act independently of management and at the direction of the Committee;

•	its ongoing engagement will be determined by the Committee;

•	it is to inform the Committee of relevant trends and regulatory developments;

•	it is to provide compensation comparisons based on information that is derived from comparable businesses of a similar size to the Company for the NEOs; and
•	it is to assist the Committee in its determination of the annual compensation package for our CEO and other NEOs.

The Committee considered the following factors, among others, in determining that Meridian is independent of management and its provision of services to the Committee did not give rise to a conflict of interest:

•	Meridian did not provide any services to the Company unrelated to executive compensation.

•	Meridian has no business or personal relationship with any member of the Committee or management.

•	Meridian’s partners and employees who provide services to the Committee are prohibited from owning YUM stock per Meridian’s firm policy.

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Comparator Compensation Data

Our Committee uses an evaluation of how our NEO target compensation levels compare to those of similarly situated executives at companies that comprise our Executive Peer Group (defined below) as one of the factors in setting executive compensation. The Executive Peer Group is made up of retail, hospitality, food, nondurable consumer goods companies, specialty eatery and quick service restaurants, as these represent the sectors with which the Company is most likely to compete for executive talent. The companies selected from these sectors must also be reflective of the overall market characteristics of our executive talent market, relative leadership position in their sector, size as measured by revenues, complexity of their business, and in some cases global reach.

Executive Peer Group

The Committee established the current peer group of companies (the “Executive Peer Group”) for all NEOs at the end of 2016 for pay determinations in 2017. The composition of the Executive Peer Group was updated to allow for more relevant comparisons following the separation of Yum China Holdings, Inc. in October 2016, given the reduced size of the Company and the current complexities of its business. The 2017 Executive Peer Group was comprised of the following companies:

At the time the benchmarking analysis was prepared, the Executive Peer Group’s median annual revenues were $9.3 billion, while YUM annual revenues were estimated at $14.4 billion (calculated as described below).

For companies with significant franchise operations, measuring size can be complex. Management responsibilities encompass more than just the revenues and operations directly owned and operated by the company. There are responsibilities for managing the relationships, arrangements, and overall scope of the franchising enterprise, in particular, managing product introductions, marketing, promoting new unit development, and customer satisfaction and overall operations improvements across the entire franchise system. Accordingly, in calibrating the size of our organization and underlying operating divisions, our philosophy is to add 25% of franchisee and licensee sales to the Company’s sales to establish an appropriate revenue benchmark. The reason for this approach is twofold:

•	Market-competitive compensation opportunities are related to scope of responsibility, often measured by company size, i.e., revenues; and

•	Scope of responsibility for a franchising organization lies between corporate-reported revenues and system wide sales.

We believe this approach is measured and reasoned in its approach to calibrating market competitive compensation opportunities without using organizations unduly larger than the Company.

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Competitive Positioning and Setting Compensation

At the beginning of 2017, the Committee considered Executive Peer Group compensation data as a frame of reference for establishing compensation targets for base salary, annual bonus and long-term incentives for each NEO. In making compensation decisions, the Committee considers market data for comparable positions to each of our NEO roles. The Committee reviews market data and makes a decision for each

NEO, most often in a range around market median for each element of compensation, including base salary, target bonus and long-term incentive target. In addition to the market data, the Committee takes into account the role, level of responsibility, experience, individual performance and potential of each NEO. The Committee reviews the NEOs’ compensation and performance annually.

VI.	Compensation Policies and Practices

Below are compensation and governance best practices we employ that provide a foundation for our pay-for-performance program and align our program with Company and shareholder interests.

We Do		We Don’t Do
✓	Have an independent compensation committee (Management Planning & Development Committee), which oversees the Company’s compensation policies and strategic direction	✗	Employment agreements
✓	Directly link Company performance to pay outcomes	✗	Re-pricing of SARs
✓	Have executive ownership guidelines that are reviewed annually against Company guidelines	✗	Grants of SARs with exercise price less than fair market value of common stock on date of grant
✓	“Have a “clawback” policy under which the Company may recoup compensation if executive’s conduct results in significant financial or reputational harm to Company	✗	Permit executives to hedge or pledge Company stock
✓	Make a substantial portion of NEO target pay “at risk”	✗	Payment of dividends or dividend equivalents on PSUs unless or until they vest
✓	Have double-trigger vesting of equity awards upon a change in control	✗	Excise tax gross-ups upon change in control
✓	Utilize an independent Compensation Consultant	✗	Excessive executive perquisites, such as country club memberships
✓	Incorporate comprehensive risk mitigation into plan design
✓	Periodically review our Executive Peer Group to align appropriately with Company size and complexity
✓	Evaluate CEO and executive succession plans
✓	Conduct annual shareholder engagement program to obtain feedback from shareholders for consideration in annual compensation program design

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YUM’s Executive Stock Ownership Guidelines

The Committee has established stock ownership guidelines for approximately 175 of our senior employees, including the NEOs. If a NEO or other executive does not meet his or her ownership guidelines, he or she is not eligible for a long-term equity incentive award. In 2017, all NEOs and all other employees subject to guidelines met or exceeded their ownership guidelines.

NEO	Ownership Guidelines	Shares Owned(1)	Value of Shares(2)	Multiple of Salary
Creed	7x base salary	707,555	$57,743,564	47.5
Gibbs	3x base salary	240,236	$19,605,660	23.3
Eaton	3x base salary	471,020	$38,439,942	46.6
Niccol	3x base salary	144,658	$11,805,539	14.1
Skeans	2x base salary	53,920	$ 4,400,411	7.3

 (1)  Calculated as of December 31, 2017 and represents shares owned outright, shares underlying vested in-the-money SARs, and all RSUs awarded under the Company’s EID Program.

 (2)  Based on YUM closing stock price of $81.61 as of December 30, 2017.

Payments upon Termination of Employment

The Company does not have agreements with its executives concerning payments upon termination of employment except in the case of a change in control of the Company. The Committee believes these are appropriate agreements for retaining NEOs and other executive officers to preserve shareholder value in case of a potential change in control. The Committee periodically reviews these agreements and other aspects of the Company’s change-in-control program.

The Company’s change-in-control agreements, in general, entitle executives who are direct reports to our CEO and are terminated other than for cause within two years of the change in control, to receive a benefit of two times salary and bonus. The terms of these change-in-control agreements are described beginning on page 65.

The Company does not provide tax gross-ups for executives, including the NEOs, for any excise tax due under Section 4999 of the Internal Revenue Code and has implemented a “best net after-tax” approach to address any potential excise tax imposed on executives. If any excise tax is due, the Company will not make a gross-up payment, but instead will reduce payments to an executive if the reduction will provide the NEO the best net after-tax result. If full payment to a NEO will result in the best net after-tax result, the full amount will be paid, but the NEO will be solely responsible for any potential excise tax payment. Also, the Company has implemented “double trigger” vesting for equity awards, pursuant to which outstanding awards will fully and immediately vest only if the executive is employed on the date of a change in control of the Company and is involuntarily terminated (other than by the Company for cause) on or within two years following the change in control.

In case of retirement, the Company provides retirement benefits described above, life insurance benefits (to employees eligible under the Retirement Plan), the continued ability to exercise vested SARs and the ability to vest in performance share awards on a pro-rata basis.

With respect to consideration of how these benefits fit into the overall compensation policy, the change-in-control benefits are reviewed from time to time by the Committee for competitiveness. The Committee believes the benefits provided in case of a change in control are appropriate, support shareholder interests and are consistent with the policy of attracting and retaining highly qualified employees.

YUM’s SARs Granting Practices

Historically, we have made SARs grants annually at the Committee’s January meeting. This meeting date is set by the Board of Directors more than six months prior to the actual meeting. The Committee sets the annual grant date as the second business day after our fourth quarter earnings release. The exercise price of these awards is set as the closing price on the date of grants. We make grants at the same time other

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elements of annual compensation are determined so that we can consider all elements of compensation in making the grants. We do not backdate or make grants retroactively. In addition, we do not time such grants in coordination with our possession or release of material, non-public or other information. All equity awards are granted under our shareholder approved LTIP.

Grants may also be made on other dates the Board of Directors meets. These grants generally are CEO Awards, which are awards to individual employees (subject to Committee approval) in recognition of superlative performance and extraordinary impact on business results.

Management recommends the awards be made pursuant to our LTIP to the Committee, however, the Committee determines whether and to whom it will issue grants and determines the amount of the grant. The Board of Directors has delegated to our CEO and our Chief People Officer, the ability to make grants to employees who are not executive officers and whose grant is less than approximately 30,000 SARs annually. In the case of these grants, the Committee sets all the terms of each award, except the actual number of SARs, which is determined by our CEO and our Chief People Officer pursuant to guidelines approved by the Committee in January of each year.

Limits on Future Severance Agreement Policy

The Committee has adopted a policy to limit future severance agreements with our NEOs and our other executives. The policy requires the Company to seek shareholder approval for future severance payments to a NEO if such payments would exceed 2.99 times the sum of (a) the NEO’s annual base salary as in effect immediately prior to termination of employment; and (b) the highest annual bonus awarded to the NEO by the Company in any of the Company’s three full fiscal years immediately preceding the fiscal year in which termination of employment occurs or, if higher, the executive’s target bonus. Certain types of payments are excluded from this policy, such as amounts payable under arrangements that apply to classes of employees other than the NEOs or that predate the implementation of the policy, as well as any payment the Committee determines is a reasonable settlement of a claim that could be made by the NEO.

Compensation Recovery Policy

Pursuant to the Company’s Compensation Recovery Policy (i.e., “clawback”), the Committee may require executive officers (including the NEOs) to return compensation paid or may cancel any award or bonuses not yet vested or earned if the executive officers engaged in misconduct or violation of Company policy that resulted in significant financial or reputational harm or violation of Company policy, or contributed to the use of inaccurate metrics in the calculation of incentive compensation. Under this policy, when the Board determines that recovery of compensation is appropriate, the Company could require repayment of all or a portion of any bonus, incentive payment, equity-based award or other compensation, and cancellation of an award or bonus to the fullest extent permitted by law.

Hedging and Pledging of Company Stock

Under our Code of Conduct, no employee or director is permitted to engage in securities transactions that would allow them either to insulate themselves from, or profit from, a decline in the Company stock price. Similarly, no employee or director may enter into hedging transactions in the Company’s stock. Such transactions include (without limitation) short sales as well as any hedging transactions in derivative securities (e.g. puts, calls, swaps, or collars) or other speculative transactions related to YUM’s stock. Pledging of Company stock is also prohibited.

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Deductibility of Executive Compensation

The provisions of Section 162(m) of the Internal Revenue Code limit the tax deduction for compensation in excess of $1 million paid to certain NEOs. Performance-based compensation, if earned prior to 2018 or paid pursuant to a binding contract that was in place on November 2, 2017, is excluded from the limit, however, so long as it meets certain requirements. The Committee intends that the pre-2018 annual bonus and SARs, RSU and PSU awards satisfy the requirements for exemption under Internal Revenue Code Section 162(m).

For 2017, the annual salary paid to Mr. Creed exceeded $1 million. The other NEOs were in each case paid salaries of $1 million or less. The 2017, annual bonuses were all paid pursuant to our annual bonus program and, therefore, we expect will be deductible. For 2017, the Committee set the maximum individual award opportunity based on a bonus pool for the CEO and the next three highest paid executive officers, other than Messrs. Creed and Gibbs. (Mr. Gibbs is not included for purposes of our pool since under IRS rules in effect prior to 2018, the CFO is not subject to these limits.) The bonus pool for 2017 was equal to 1.5% of Operating Profit (adjusted to exclude special items believed to be distortive of consolidated results on a year-over-year basis — these are the same items excluded in the Company’s annual earnings releases). The maximum payout opportunity for each executive was set at a fixed percentage of the pool. Based on the Company’s Operating Profit, before special items of $1.8 billion, the bonus pool was set at approximately $26 million and the maximum 2017 award opportunity for each NEO was based on their applicable percentage of the pool (Mr. Creed=30%, Mr. Niccol=20%, Mr. Eaton=20% and Ms. Skeans=10%) (Under the terms of the shareholder approved plan no executive may earn a bonus in excess of $10 million for any year). The Committee then exercised its discretion in determining actual incentive awards based on team performance and individual performance measures as described above.

For 2018 and years thereafter, Section 162(m) limits the deductibility of all annual compensation in excess of $1 million paid to certain executive officers (the exception for performance-based compensation will not apply, except with respect to compensation that is subject to a transition rule because it is paid pursuant to a binding contract that was in place on November 2, 2017 and not materially modified after that date). The Committee believes that shareholder interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. Therefore, the Committee has approved salaries and other awards for executive officers that were not fully deductible because of Section 162(m) and, in light of the repeal of the performance-based compensation exception to Section 162(m), expects in the future to approve additional compensation that is not deductible for income tax purposes.

Management Planning and Development Committee Report

The Management Planning and Development Committee of the Board of Directors reports that it has reviewed and discussed with management the section of this proxy statement titled “Compensation Discussion and Analysis” and, on the basis of that review and discussion, recommended to the Board that the section be incorporated by reference into the Company’s Annual Report on Form 10-K and included in this proxy statement.

THE MANAGEMENT PLANNING AND DEVELOPMENT COMMITTEE

Brian C. Cornell, Chair

Michael J. Cavanagh

Mirian M. Graddick-Weir

Robert D. Walter

52	YUM! BRANDS, INC. - 2018 Proxy Statement

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The following tables provide information on the compensation of the Named Executive Officers (“NEOs”) for our 2017 fiscal year. The Company’s NEOs are our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers for our 2017 fiscal year determined in accordance with SEC rules.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option/ SAR Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Greg Creed	2017	1,208,846	—	3,350,020	3,350,007	3,814,493	66,286	578,955	12,368,607
Chief Executive Officer of YUM	2016	1,188,942	—	5,500,066	4,500,008	3,591,094	56,100	544,472	15,380,682
	2015	1,104,615	—	1,075,016	3,108,013	787,050	25,294	1,393,388	7,493,376
David W. Gibbs	2017	833,846	—	1,100,036	1,100,003	1,917,027	2,564,062	19,346	7,534,320
President and Chief Financial Officer of YUM(7)	2016	792,115	—	1,875,052	1,625,020	1,751,680	577,153	6,969	6,627,989
Roger G. Eaton	2017	821,154	—	1,000,008	1,000,007	1,986,600	30,388	301,007	5,139,164
Chief Executive Officer of KFC Division(7)	2016	812,500	—	1,875,052	1,125,009	1,113,600	30,853	288,290	5,245,304
Brian R. Niccol	2017	829,615	—	1,000,008	1,000,007	1,668,330	13,804	164,852	4,676,616
Former Chief Executive Officer of Taco Bell Division	2016	803,846	—	1,875,052	1,625,013	1,691,200	13,144	166,060	6,174,315
	2015	697,688		250,031	2,091,503	1,512,000	8,123	180,361	4,739,706

Tracy L. Skeans	2017	600,385	—	550,052	550,009	1,076,325	776,398	8,413	3,561,582
Chief Transformation and People Officer of YUM(7)
(1)	Amounts shown are not reduced to reflect the NEOs’ elections, if any, to defer receipt of salary into the Executive Income Deferral (“EID”) Program or into the Company’s 401(k) Plan.

(2)

Amounts shown in this column represent the grant date fair values for performance share units (PSUs) granted in 2017, 2016 and 2015. Further information regarding the 2017 awards is included in the “Grants of Plan- Based Awards” and “Outstanding Equity Awards at Year-End” tables later in this proxy statement. The grant date fair value of the PSUs reflected in this column is the target payout based on the probable outcome of the performance condition, determined as of the grant date. The maximum potential values of the February 2017 PSUs is 200% of target. For 2017, Mr. Creed’s PSU maximum value at grant date fair value would be $6,700,040; Mr. Gibbs’ PSU maximum value would be $2,200,072; Mr. Eaton’s PSU maximum value would be $2,000,016 Mr. Niccol’s PSU maximum value would be $2,000,016; and Ms. Skeans’ PSU maximum value would be $1,100,104.

(3)

The amounts shown in this column represent the grant date fair values of the stock appreciation rights (SARs) awarded in 2017, 2016 and 2015, respectively. For a discussion of the assumptions and methodologies used to value the awards reported in column (e) and column (f), please see the discussion of stock awards and option awards contained at Note 16 to the Consolidated Financial Statements in Item 8 of YUM’s Form 10-K for the fiscal year ended December 31, 2017. See the Grants of Plan-Based Awards table for details.

(4)

Amounts in this column reflect the annual incentive awards earned for the 2017, 2016 and 2015 fiscal year performance periods, which were awarded by our Management Planning and Development Committee (“Committee”) in January 2018, January 2017 and January 2016, respectively, under the Yum Leaders’ Bonus Program, which is described further in our Compensation Discussion and Analysis (“CD&A”) beginning at page 32 under the heading “Annual Performance-Based Cash Bonuses”.

(5)

Amounts in this column represent the above market earnings as established pursuant to SEC rules which have accrued under each of their accounts under the LRP for Mr. Niccol and the Third Country National Plan (“TCN”) for Messrs. Creed and Eaton which are described in more detail beginning at page 62 under the heading “Nonqualified Deferred Compensation”.

Also listed in this column for Messrs. Creed, Gibbs and Ms. Skeans are the amounts of aggregate change in actuarial present values of their accrued benefits under all actuarial pension plans during the 2017 fiscal year (using interest rate and

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EXECUTIVE COMPENSATION

mortality assumptions consistent with those used in the Company’s financial statements). Mr. Creed is not an active participant in the Retirement Plan but maintains a balance in the Retirement Plan from the two years (2002 and 2003) during which he was a participant and for 2017 the increase in actuarial value was $25,780. For Mr. Gibbs and Ms. Skeans, the actuarial present value of their benefits under the pension plan increased $231,037 and $126,089, respectively, during the 2017 fiscal year. In addition, for Mr. Gibbs and Ms. Skeans the actuarial present value of their benefits under the Yum! Brands Pension Equalization Plan (“PEP”) increased $2,333,025 and $650,309, respectively, during the 2017 fiscal year. Messrs. Niccol and Eaton were hired after September 30, 2001, and are ineligible for the Company’s actuarial pension plans. See the Pension Benefits Table at page 60 for a detailed discussion of the Company’s pension benefits.

(6)	Amounts in this column are explained in the All Other Compensation Table and footnotes to that table, which follows.

(7)

Ms. Skeans became an NEO in 2017. No amounts are reported for her for 2016 and 2015 since she was not an NEO for those years. Mr. Gibbs and Mr. Eaton became NEOs in 2016. No amounts are reported for them for 2015 since they were not NEOs for that year.

All Other Compensation Table

The following table contains a breakdown of the compensation and benefits included under All Other Compensation in the Summary Compensation Table above for 2017.

Name	Perquisites and other personal benefits ($)(1)	Tax Reimbursements ($)(2)	Insurance premiums ($)(3)	LRP/TCN Contributions ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)
Creed	96,331	—	26,999	455,625	578,955
Gibbs	12,645	—	6,701	—	19,346
Eaton	27,294	15,959	10,254	247,500	301,007
Niccol	2,200	—	4,002	158,650	164,852
Skeans	5,792	—	2,621	—	8,413
(1)

Amounts in this column include personal use of Company aircraft, executive physical examinations, charitable matching gifts and tax preparation assistance, none of which individually exceeded the greater of $25,000 or 10% of the total amount of these perquisites and other personal benefits shown in this column for each NEO, except with respect to the incremental cost for the personal use of Company aircraft by Mr. Creed ($83,608) – we calculate the incremental cost to the Company of any personal use of Company aircraft based on the cost of fuel, trip-related maintenance, crew travel, on board catering, landing and license fees, “dead head” costs of flying planes to and from locations for personal use, and contract labor.

(2)	Amounts in this column reflect payments to the executive of tax reimbursements. For Mr. Eaton, this amount represents a tax gross up related to home leave expenses.

(3)

These amounts reflect the income each executive was deemed to receive from IRS tables related to Company-provided life insurance in excess of $50,000. The Company provides every salaried employee with life insurance coverage up to one times the employee’s salary plus target bonus.

(4)

For Mr. Niccol this column represents the Company’s annual allocations to the LRP, an unfunded, unsecured account based retirement plan. For Mr. Creed and Mr. Eaton, this column represents the Company’s annual allocation to the TCN, an unfunded, unsecured account based retirement plan.

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Grants of Plan-Based Awards

The following table provides information on SARs, RSUs and PSUs granted in 2017 to each of the Company’s NEOs. The full grant date fair value of these awards is shown in the Summary Compensation Table at page 53.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock Units (#)	All Other Option/ SAR Awards; Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option/ SAR Awards ($/Sh)(4)	Grant Date Fair Value ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Creed	2/10/2017	0	1,822,500	5,467,500
	2/10/2017								235,916	68.00	3,350,007
	2/10/2017				—	49,265	98,530				3,350,020
Gibbs	2/10/2017	0	882,000	2,646,000
	2/10/2017								77,465	68.00	1,100,003
	2/10/2017				—	16,177	32,354				1,100,036
Eaton	2/10/2017	0	825,000	2,475,000
	2/10/2017								70,423	68.00	1,000,007
	2/10/2017				—	14,706	29,412				1,000,008
Niccol	2/10/2017	0	835,000	2,505,000
	2/10/2017								70,423	68.00	1,000,007
	2/10/2017				—	14,706	29,412				1,000,008
Skeans	2/10/2017	0	514,250	1,542,750
	2/10/2017								38,733	68.00	550,009
	2/10/2017				—	8,089	16,178				550,052
(1)

Amounts in columns (c), (d) and (e) provide the minimum amount, target amount and maximum amount payable as annual incentive compensation under the Yum Leaders’ Bonus Program based on the Company’s performance and on each executive’s individual performance during 2017. The actual amount of annual incentive compensation awards are shown in column (g) of the Summary Compensation Table on page 53. The performance measurements, performance targets, and target bonus percentages are described in the CD&A beginning on page 32 under the discussion of annual incentive compensation.

(2)

Reflects grants of PSU awards subject to performance-based vesting conditions in 2017. The PSU awards granted February 10, 2017 vest on December 31, 2019 and PSU award payouts are weighted 50% on the Company’s achievement of specified relative total shareholder return (“TSR”) rankings against the S&P 500 Consumer Discretionary Index and 50% on compound annual growth of the Company’s Earnings Per Share (“EPS”) during the performance period ending on December 31, 2019. With respect to the 50% weighted on a TSR percentile ranking for the Company, determined by comparing the Company’s relative TSR ranking against the S&P 500 Consumer Discretionary Index as measured at the end of the performance period; if a 50% TSR percentile ranking target is achieved, this factor would provide for 100% weighting for the PSU payout with respect to this factor; if less than 30% TSR percentile ranking is achieved, this factor would provide for 0% weighting for the PSU payout with respect to this factor; if the Company’s TSR percentile ranking is 75% or higher, it would provide for 200% of target weighting for the PSU payout with respect to this factor; and (ii) with respect to the 50% weighted on the compound annual growth of the Company’s EPS measured at the end of the performance period; if EPS growth of 15% is achieved, this factor would provide for 100% weighting for the PSU payout with respect to this factor; if less than 9% EPS growth is achieved, this factor would provide for 0% weighting for the PSU payout with respect to this factor; if Company EPS growth of 21% or higher is achieved, it would provide for weighting of 200% of target for the PSU payout with respect to this factor. The terms of the PSU awards provide that in case of a change in control during the first year of the award, shares will be distributed assuming target performance was achieved subject to reduction to reflect the portion of the performance period following the change in control. In case of a change in control after the first year of the award, shares will be distributed assuming performance at the greater of target level or projected level at the time of the change in control subject to reduction to reflect the portion of the performance period following the change in control.

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EXECUTIVE COMPENSATION

(3)

Amounts in this column reflect the number of SARs granted to executives during the Company’s 2017 fiscal year. SARs allow the grantee to receive the number of shares of YUM common stock that is equal in value to the appreciation in YUM common stock with respect to the number of SARs granted from the date of grant to the date of exercise. For each executive, grants were made on February 10, 2017. The SAR grants become exercisable in equal installments on the first, second, third and fourth anniversaries of the grant date. The terms of each SAR grant provide that, in case of a change in control, if an executive is employed on the date of a change in control and is involuntarily terminated on or within two years following the change in control (other than by the Company for cause) then all outstanding awards become exercisable immediately.

Executives who have attained age 55 with 10 years of service who terminate employment may exercise SARs that were vested on their date of termination through the expiration dates of the SARs (generally, the tenth anniversary following the SARs grant dates). Vested SARs of grantees who die may also be exercised by the grantee’s beneficiary through the expiration dates of the vested SARs and the grantee’s unvested SARs expire on the grantee’s date of death. If a grantee’s employment is terminated due to gross misconduct, the entire award is forfeited. For other employment terminations, all vested or previously exercisable SARs as of the last day of employment must be exercised within 90 days following termination of employment.

(4)	The exercise price of the SARs granted in 2017 equals the closing price of YUM common stock on their grant date.

(5)

Amounts in this column reflect the full grant date fair value of the PSU awards shown in column (g) and the SARs shown in column (j). The grant date fair value is the amount that the Company is expensing in its financial statements over the award’s vesting schedule. For each PSU award, fair value is calculated by multiplying the per unit value of the award ($68.00) by the target number of units corresponding to the most probable outcome of performance conditions on the grant date. For SARs, fair value of $14.20 was calculated using the Black-Scholes method on the grant date. For additional information regarding valuation assumptions of SARs, see the discussion of stock awards and option awards contained at Note 16 to the Consolidated Financial Statements in Item 8 of YUM’s Form 10-K for the fiscal year ended December 31, 2017.

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Outstanding Equity Awards at Year-End

The following table shows the number of shares covered by exercisable and unexercisable SARs, and unvested RSUs and PSUs held by the Company’s NEOs on December 31, 2017.

			Option/SAR Awards(1)					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable		Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested(4)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested
(a)	(b)		(c)	(d)		(e)	(f)	(g)	(h)	(i)	(j)
Creed	2/5/2009	*	166,849	—		$20.85	2/5/2019
	2/5/2010	*	169,793	—		$23.48	2/5/2020
	2/4/2011	*	120,564	—		$35.10	2/4/2021
	2/8/2012	*	81,670	—		$45.88	2/8/2022
	2/6/2013	*	89,755	—		$44.81	2/6/2023
	2/5/2014	*	57,768	19,257	(i)	$50.22	2/5/2024
	2/5/2014	*	—	67,864	(ii)	$50.22	2/5/2024
	2/6/2015	*	96,298	96,299	(iii)	$52.64	2/6/2025
	2/5/2016	*	77,877	233,634	(iv)	$49.66	2/5/2026
	2/10/2017	*	—	235,916	(v)	$68.00	2/10/2027
	2/5/2010	**	169,875	—		$9.96	2/5/2020
	2/4/2011	**	120,562	—		$14.88	2/4/2021
	2/8/2012	**	81,771	—		$19.46	2/8/2022
	2/6/2013	**	89,779	—		$19.00	2/6/2023
	2/5/2014	**	57,860	19,287	(i)	$21.30	2/5/2024
	2/5/2014	**	—	67,972	(ii)	$21.30	2/5/2024
	2/6/2015	**	96,328	96,330	(iii)	$22.32	2/6/2025
	2/5/2016	**	77,956	233,868	(iv)	$21.06	2/5/2026
								—	—	224,106	18,289,291
Gibbs	2/5/2009	*	33,370	—		$20.85	2/5/2019
	2/5/2009	*	8,343	—		$20.85	2/5/2019
	2/5/2010	*	31,128	—		$23.48	2/5/2020
	5/20/2010	*	24,161	—		$28.22	5/20/2020
	2/4/2011	*	30,141	—		$35.10	2/4/2021
	2/8/2012	*	24,501	—		$45.88	2/8/2022
	2/6/2013	*	37,398	—		$44.81	2/6/2023
	2/6/2013	*	37,398	—		$44.81	2/6/2023
	2/5/2014	*	30,538	10,180	(i)	$50.22	2/5/2024
	2/5/2014	*	—	33,932	(ii)	$50.22	2/5/2024
	2/6/2015	*	30,984	30,984	(iii)	$52.64	2/6/2025
	2/5/2016	*	19,469	58,409	(iv)	$49.66	2/5/2026
	5/20/2016	*	7,959	23,879	(vi)	$56.67	5/20/2026
	2/10/2017	*	—	77,465	(v)	$68.00	2/10/2027
	2/5/2009	**	33,376	—		$8.84	2/5/2019
	2/5/2009	**	8,344	—		$8.84	2/5/2019
	2/5/2010	**	31,143	—		$9.96	2/5/2020
	5/20/2010	**	24,174	—		$11.97	5/20/2020
	2/4/2011	**	30,140	—		$14.88	2/4/2021
	2/8/2012	**	24,531	—		$19.46	2/8/2022
	2/6/2013	**	37,408	—		$19.00	2/6/2023
	2/6/2013	**	37,408	—		$19.00	2/6/2023
	2/5/2014	**	30,587	10,196	(i)	$21.30	2/5/2024
	2/5/2014	**	—	33,986	(ii)	$21.30	2/5/2024
	2/6/2015	**	30,994	30,994	(iii)	$22.32	2/6/2025
	2/5/2016	**	19,489	58,467	(iv)	$21.06	2/5/2026
	5/20/2016	**	7,967	23,904	(vi)	$24.03	5/20/2026
								—	—	71,812	5,860,577

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			Option/SAR Awards(1)					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable		Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested(4)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested
(a)	(b)		(c)	(d)		(e)	(f)	(g)	(h)	(i)	(j)
Eaton	2/5/2010	*	141,493	—		$23.48	2/5/2020
	2/4/2011	*	120,564	—		$35.10	2/4/2021
	2/8/2012	*	73,503	—		$45.88	2/8/2022
	2/6/2013	*	67,317	—		$44.81	2/6/2023
	2/5/2014	*	48,099	16,033	(i)	$50.22	2/5/2024
	2/6/2015	*	33,834	33,835	(iii)	$52.64	2/6/2025
	2/5/2016	*	19,469	58,409	(iv)	$49.66	2/5/2026
	2/10/2017	*	—	70,423	(v)	$68.00	2/10/2027
	2/5/2010	**	141,562	—		$9.96	2/5/2020
	2/4/2011	**	120,562	—		$14.88	2/4/2021
	2/8/2012	**	73,593	—		$19.46	2/8/2022
	2/6/2013	**	67,335	—		$19.00	2/6/2023
	2/5/2014	**	48,174	16,059	(i)	$21.30	2/5/2024
	2/6/2015	**	33,844	33,846	(iii)	$22.32	2/6/2025
	2/5/2016	**	19,489	58,467	(iv)	$21.06	2/5/2026
								—	—	68,870	5,620,481
Niccol	2/4/2011	*	23,443	—		$35.10	2/4/2021
	2/8/2012	*	32,668	—		$45.88	2/8/2022
	2/6/2013	*	37,398	—		$44.81	2/6/2023
	5/15/2013	*	—	36,084	(vii)	$49.78	5/15/2023
	2/5/2014	*	30,538	10,180	(i)	$50.22	2/5/2024
	2/6/2015	*	30,984	30,984	(iii)	$52.64	2/6/2025
	2/6/2015	*	—	67,637	(viii)	$52.64	2/6/2025
	2/5/2016	*	19,469	58,409	(iv)	$49.66	2/5/2026
	2/5/2016	*	—	34,612	(ix)	$49.66	2/5/2026
	2/10/2017	*	—	70,423	(v)	$68.00	2/10/2027
	5/20/2010	**	60,436	—		$11.97	5/20/2020
	2/4/2011	**	40,188	—		$14.88	2/4/2021
	2/8/2012	**	32,708	—		$19.46	2/8/2022
	2/6/2013	**	37,408	—		$19.00	2/6/2023
	5/15/2013	**	—	36,114	(vii)	$21.11	5/15/2023
	2/5/2014	**	30,587	10,196	(i)	$21.30	2/5/2024
	2/6/2015	**	30,994	30,994	(iii)	$22.32	2/6/2025
	2/6/2015	**	—	67,658	(viii)	$22.32	2/6/2025
	2/5/2016	**	19,489	58,467	(iv)	$21.06	2/5/2026
	2/5/2016	**	—	34,647	(ix)	$21.06	2/5/2026
								—	—	68,870	5,620,481
Skeans	2/5/2009	*	834	—		$20.85	2/5/2019
	2/5/2010	*	1,627	—		$23.48	2/5/2020
	2/5/2010	*	6,068	—		$23.48	2/5/2020
	2/4/2011	*	6,732	—		$35.10	2/4/2021
	2/8/2012	*	9,065	—		$45.88	2/8/2022
	2/6/2013	*	11,295	—		$44.81	2/6/2023
	2/5/2014	*	8,652	2,885	(i)	$50.22	2/5/2024
	2/5/2014	*	—	13,573	(x)	$50.22	2/5/2024
	2/6/2015	*	8,454	8,455	(iii)	$52.64	2/6/2025
	2/5/2016	*	9,726	29,178	(iv)	$49.66	2/5/2026
	2/5/2016	*	—	17,306	(xi)	$49.66	2/5/2026
	2/10/2017	*	—	38,733	(v)	$68.00	2/10/2027
	2/5/2014	**	—	2,889	(i)	$21.30	2/5/2024
	2/5/2014	**	—	13,595	(x)	$21.30	2/5/2024
	2/6/2015	**	—	8,458	(iii)	$22.32	2/6/2025
	2/5/2016	**	—	29,208	(iv)	$21.06	2/5/2026
	2/5/2016	**	—	17,323	(xi)	$21.06	2/5/2026
								4,160	339,498	39,959	3,261,054
*	YUM Awards
**	YUM China Awards
(1)	The actual vesting dates for unexercisable awards are as follows:
(i)	Remainder of unexercisable awards will vest on February 5, 2018.
(ii)	Unexercisable award will vest on February 5, 2019.
(iii)	One-half of the unexercisable award will vest on each of February 6, 2018 and 2019.

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(iv)	One-third of the unexercisable award will vest on each of February 5, 2018, 2019, and 2020.
(v)	One-fourth of the unexercisable award will vest on each of February 10, 2018, 2019, 2020 and 2021.
(vi)	One-third of the unexercisable award will vest on each of May 20, 2018, 2019, and 2020
(vii)	Unexercisable award will vest on May 15, 2018.
(viii)	Unexercisable award will vest on February 6, 2020.
(ix)	Unexercisable award will vest on February 5, 2021.
(x)	Unexercisable award will vest on February 5, 2018.
(xi)	Unexercisable award will vest on February 5, 2020.
(2)	For Ms. Skeans, this amount represents deferrals of bonuses into the EID Program’s Matching Stock Fund. The amount represents the deferral of Ms. Skeans’ 2015 bonus
(3)

The market value of the YUM awards are calculated by multiplying the number of shares covered by the award by $81.61, the closing price of YUM stock on the NYSE on December 29, 2017. The market value of the Yum China awards are calculated by multiplying the number of shares covered by the award by $40.02, the closing price of Yum China stock on the NYSE on December 29, 2017.

(4)

The awards reflected in this column are unvested performance-based PSU awards with three-year performance periods that are scheduled to vest on December 31, 2018 or December 31, 2019 if the performance targets are met. Also reflected in this column are the unvested performance-based Launch Grant PSU awards, which are scheduled to vest on December 31, 2018 and December 31, 2019, if the performance targets are met. The Launch Grants will pay out at the close of the performance period (December 31, 2019) if specified General and Administrative Expense reductions are made by year-end 2019 and/or Company store ownership levels are reduced to meet applicable targets by year-end 2018. The terms of the launch grant PSU awards provide that if a Change in Control occurs during the performance period and the award recipient is involuntarily terminated upon or following the Change in Control and during the performance period, then the award recipient will receive the number of shares that would have been received if the target level of performance had been achieved for the entire performance period, subject to a pro rata reduction to reflect the portion of the performance period following such recipient’s post-change in control termination. In accordance with SEC rules, the PSU awards are reported at their maximum payout value.

Option Exercises and Stock Vested

The table below shows the number of shares of YUM common stock acquired during 2017 upon exercise of stock option and SAR awards and vesting of stock awards in the form of RSUs and PSUs, each including accumulated dividends and before payment of applicable withholding taxes and broker commissions.

	Option/SAR Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value realized on Vesting ($)
(a)	(b)	(c)	(d)		(e)
Creed	245,619	9,782,649	37,136	(1)	3,030,669
Gibbs	58,775	3,059,186	12,965	(2)	991,812
Eaton	—	—	9,431	(1)	769,664
Niccol	45,106	3,222,782	20,713	(2)	1,505,504
Skeans	32,950	1,276,522	1,859	(2)	123,252

(1)	For each of Messrs. Creed and Eaton this amount represents PSUs that vested on December 31, 2017 with respect to the 2015-2017 performance period and were paid out in 2018.
(2)

For each of Messrs. Gibbs and Niccol, and Ms. Skeans, this amount represents the deferral of the 2014 cash incentive award, which was deferred into RSUs under the EID program in 2015 and vested in 2017.

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Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each NEO, under the YUM! Brands Retirement Plan (“Retirement Plan”), and the YUM! Brands Pension Equalization Plan (“PEP”) determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit(3) ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Creed(i)	Qualified Retirement Plan(1)	2	200,306	—
	PEP(2)	—	—	—
Gibbs	Qualified Retirement Plan(1)	29	1,124,232	—
	PEP(2)	29	5,302,792	—
Skeans	Qualified Retirement Plan(1)	17	476,806	—
	PEP(2)	17	1,095,143	—
Eaton(ii)	—	—	—	—
Niccol(ii)	—	—	—	—

(i)

Mr. Creed is not an active participant in the Retirement Plan but maintains a balance in the Retirement Plan for the two years (2002 and 2003) during which he was a participant in the plan. As discussed at page 45, Mr. Creed participates in the Third Country National plan, an unfunded, unsecured deferred account-based retirement plan.

(ii)

Messrs. Eaton and Niccol are not accruing benefits under these plans because each was hired after September 30, 2001 and is therefore ineligible for these benefits. As discussed at page 45, they each participate in the LRP.

(1)    YUM! Brands Retirement Plan

The Retirement Plan provides an integrated program of retirement benefits for salaried employees who were hired by the Company prior to October 1, 2001. The Retirement Plan replaces the same level of pre-retirement pensionable earnings for all similarly situated participants. The Retirement Plan is a tax qualified plan, and it is designed to provide the maximum possible portion of this integrated benefit on a tax qualified and funded basis.

Benefit Formula

Benefits under the Retirement Plan are based on a participant’s final average earnings (subject to the limits under Internal Revenue Code Section 401(a)(17)) and service under the plan. Upon termination of employment, a participant’s normal retirement benefit from the plan is equal to

A.	3% of Final Average Earnings times Projected Service up to 10 years of service, plus

B.	1% of Final Average Earnings times Projected Service in excess of 10 years of service, minus

C.	0.43% of Final Average Earnings up to Social Security covered compensation multiplied by Projected Service up to 35 years of service the result of which is multiplied by a fraction, the numerator of which is actual service as of date of termination, and the denominator of which is the participant’s Projected Service.

Projected Service is the service that the participant would have earned if he had remained employed with the Company until his normal retirement age (generally age 65).

If a participant leaves employment after becoming eligible for early or normal retirement, benefits are calculated using the formula above except that actual service attained at the participant’s retirement date is used in place of Projected Service.

Final Average Earnings

A participant’s final average earnings is determined based on his highest five consecutive years of pensionable earnings. Pensionable earnings is the sum of the participant’s base pay and annual incentive compensation from the Company, including amounts under the Yum Leaders’ Bonus Program. In general, base pay includes salary, vacation pay, sick pay and short term disability payments. Extraordinary bonuses

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and lump sum payments made in connection with a participant’s termination of employment are not included.

Vesting

A participant receives a year of vesting service for each year of employment with the Company. A participant is 0% vested until he has been credited with at least five years of vesting service. Upon attaining five years of vesting service, a participant becomes 100% vested. All NEOs eligible for the Retirement Plan are 100% vested.

Normal Retirement Eligibility

A participant is eligible for normal retirement following the later of age 65 or 5 years of vesting service.

Early Retirement Eligibility and Reductions

A participant is eligible for early retirement upon reaching age 55 with 10 years of vesting service. A participant who has met the requirements for early retirement and who elects to begin receiving payments from the plan prior to age 62 will receive a reduction of 1/12 of 4% for each month benefits begin before age 62. Benefits are unreduced at age 62.

The table below shows when each of the NEOs becomes eligible for early retirement and the estimated lump sum value of the benefit each participant would receive from YUM plans (both qualified and non-qualified) if he or she retired from the Company on December 31, 2017 and received a lump sum payment.

Name	Earliest Retirement Date	Estimated Lump Sum from a Qualified Plan(1)	Estimated Lump Sum from a Non- Qualified Plan(2)	Total Estimated Lump Sums
Greg Creed	January 1, 2018	$212,522	—	$212,522
David W. Gibbs	April 1, 2018	$1,476,603	$6,919,900	$8,396,503
Tracy L. Skeans	February 1, 2028	$1,459,393	$3,159,936	$4,619,329

(1)	The Retirement Plan

(2)	PEP

The estimated lump sum values in the table above are calculated assuming no increase in the participant’s Final Average Earnings. The lump sums are estimated using the mortality table and interest rate assumptions in the Retirement Plan for participants who would actually commence benefits on January 1, 2018. Actual lump sums may be higher or lower depending on the mortality table and interest rate in effect at the time of distribution and the participant’s Final Average Earnings at his date of retirement.

Lump Sum Availability

Lump sum payments are available to participants who meet the requirements for early or normal retirement. Participants who leave the Company prior to meeting the requirements for Early or Normal Retirement must take their benefits in the form of a monthly annuity and no lump sum is available. When a lump sum is paid from the plan, it is calculated based on actuarial assumptions for lump sums required by Internal Revenue Code Section 417(e)(3).

(2) PEP

The PEP is an unfunded, non-qualified plan that complements the Retirement Plan by providing benefits that federal tax law bars providing under the Retirement Plan. Benefits are generally determined and payable under the same terms and conditions as the Retirement Plan (except as noted below) without regard to federal tax limitations on amounts of includible compensation and maximum benefits. Benefits paid are reduced by the value of benefits payable under the Retirement Plan. Participants who earned at least $75,000 during calendar year 1989 are eligible to receive benefits calculated under the Retirement Plan’s pre-1989 formula, if this calculation results in a larger benefit from the PEP. Mr. Gibbs qualifies for benefits under this formula. This formula is similar to the formula described above under the Retirement Plan except that part C of the formula is calculated as follows:

1-2/3% of an estimated primary Social Security amount multiplied by Projected Service up to 30 years

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PEP retirement distributions are always paid in the form of a lump sum. In the case of a participant whose benefits are payable based on the pre-1989 formula, the lump sum value is calculated as the actuarial equivalent to the participant’s 50% Joint and Survivor Annuity with no reduction for survivor coverage. In all other cases, lump sums are calculated as the actuarial equivalent of the participant’s life only annuity. Participants who terminate employment prior to meeting eligibility for Early or Normal Retirement must take their benefits from this plan in the form of a monthly annuity.

(3) Present Value of Accumulated Benefits

For all plans, the Present Value of Accumulated Benefits (determined as of December 31, 2017) is calculated assuming that each participant is eligible to receive an unreduced benefit payable in the form of a single lump sum at age 62. This is consistent with the methodologies used in financial accounting calculations. In addition, the economic assumptions for the lump sum interest rate, post retirement mortality, and discount rate are also consistent with those used in financial accounting calculations at each measurement date.

Nonqualified Deferred Compensation

Amounts reflected in the Nonqualified Deferred Compensation table below are provided for under the Company’s EID, LRP and TCN plans. These plans are unfunded, unsecured deferred, account-based compensation plans. For each calendar year, participants are permitted under the EID Program to defer up to 85% of their base pay and up to 100% of their annual incentive award.

EID Program

Deferred Investments under the EID Program. Amounts deferred under the EID Program may be invested in the following phantom investment alternatives (12 month investment returns, as of December 31, 2017, are shown in parentheses):

•	YUM! Stock Fund (30.99%*)

•	YUM! Matching Stock Fund (30.99%*)

•	S&P 500 Index Fund (21.77%)

•	Bond Market Index Fund (3.47%)

•	Stable Value Fund (1.82%)

•	YUM China Stock Fund (53.60%*)

All of the phantom investment alternatives offered under the EID Program are designed to match the performance of actual investments; that is, they provide market rate returns and do not provide for preferential earnings. The S&P 500 index fund, bond market index fund and stable value fund are designed to track the investment return of like-named funds offered under the Company’s 401(k) Plan. The YUM! Stock Fund and YUM! Matching Stock Fund track the investment return of the Company’s common stock. Participants may transfer funds between the investment alternatives on a quarterly basis except (1) funds invested in the YUM! Stock Fund or YUM! Matching Stock Fund may not be transferred once invested in these funds and (2) a participant may only elect to invest into the YUM! Matching Stock Fund at the time the annual incentive deferral election is made. In the case of the Matching Stock Fund, participants who defer their annual incentive into this fund acquire additional phantom shares (RSUs) equal to 33% of the RSUs received with respect to the deferral of their annual incentive into the YUM! Matching Stock Fund (the additional RSUs are referred to as “matching contributions”). The RSUs attributable to the matching contributions are allocated on the same day the RSUs attributable to the annual incentive are allocated, which is the same day we make our annual stock appreciation right grants. Eligible amounts attributable to the matching contribution under the YUM! Matching Stock Fund are included in column (c) below as contributions by the Company (and represent amounts actually credited to the NEO’s account during 2017).

*	Assumes dividends are reinvested.

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Beginning with their 2009 annual incentive award, those who are eligible for PSU awards are no longer eligible to participate in the Matching Stock Fund. Following the separation of Yum China Holdings, Inc.in October of 2016, the Yum China Stock Fund has been made available as investment option under the EID Program, but only with respect to invested amounts that resulted from the conversion of YUM shares into Yum China shares at Separation. Funds may be transferred out of this fund, but the fund does not allow for additional investment. The Yum China Stock Fund will cease to be available as an investment option in October of 2018.

RSUs attributable to annual incentive deferrals into the YUM! Matching Stock Fund and matching contributions vest on the second anniversary of the grant (or upon a change of control of the Company, if earlier) and are payable as shares of YUM common stock pursuant to the participant’s deferral election. Unvested RSUs held in a participant’s YUM! Matching Stock Fund account are forfeited if the participant voluntarily terminates employment with the Company within two years of the deferral date. If a participant terminates employment involuntarily, the portion of the account attributable to the matching contributions is forfeited and the participant will receive an amount equal to the amount of the original amount deferred. If a participant dies or becomes disabled during the restricted period, the participant fully vests in the RSUs. Dividend equivalents are accrued during the restricted period but are only paid if the RSUs vest. In the case of a participant who has attained age 55 with 10 years of service, or age 65 with five years of service, RSUs attributable to bonus deferrals into the YUM! Matching Stock Fund vest immediately and RSUs attributable to the matching contribution vest on the second anniversary of the deferral date.

Distributions under EID Program. When participants elect to defer amounts into the EID Program, they also select when the amounts ultimately will be distributed to them. Distributions may either be made in a specific year – whether or not employment has then ended – or at a time that begins at or after the executive’s retirement, separation or termination of employment.

Distributions can be made in a lump sum or quarterly or annual installments for up to 20 years. Initial deferrals are subject to a minimum two year deferral. In general, with respect to amounts deferred after 2005 or not fully vested as of January 1, 2005, participants may change their distribution schedule, provided the new elections satisfy the requirements of Section 409A of the Internal Revenue Code. In general, Section 409A requires that:

•	Distribution schedules cannot be accelerated (other than for a hardship)

•	To delay a previously scheduled distribution,

–	A participant must make an election at least one year before the distribution otherwise would be made, and
–	The new distribution cannot begin earlier than five years after it would have begun without the election to re-defer.

With respect to amounts deferred prior to 2005, to delay a distribution the new distribution cannot begin until two years after it would have begun without the election to re-defer.

Investments in the YUM! Stock Fund and YUM! Matching Stock Fund are only distributed in shares of Company stock.

LRP

LRP Account Returns. The LRP provides an annual earnings credit to each participant’s account based on the value of participant’s account at the end of each year. Under the LRP, Mr. Niccol received an annual earnings credit equal to 5% while he was employed with the Company. The Company’s contribution (“Employer Credit”) for 2017 was equal to 9.5% of salary plus target bonus for Mr. Niccol.

Distributions under LRP. Under the LRP, participants age 55 or older are entitled to a lump sum distribution of their account balance in the quarter following their separation of employment. Participants under age 55 with a vested LRP benefit combined with any other deferred compensation benefits covered under Code Section 409A exceeds $15,000, will not receive a distribution until the calendar quarter that follows the participant’s 55th birthday.

TCN

TCN Account Returns. The TCN provides an annual earnings credit to each participant’s account based on the value of each participant’s account at the end of each year. Under the TCN, Messrs. Creed and Eaton receive an annual earnings credit equal to 5%. For

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Messrs. Creed and Eaton, the Employer Credit for 2017 was equal to 15% of their salaries plus target bonuses.

Distributions under TCN. Under the TCN, participants age 55 or older with a balance of $15,000 or more, are entitled to a lump sum distribution of their account balance in the quarter following their separation of employment. Participants under age 55 who separate employment with the Company will receive interest annually and their account balance will be distributed in the quarter following their 55th birthday.

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)(4)
(a)		(b)	(c)	(d)	(e)	(f)
Creed	EID	—	—	2,951,628	202,364	12,477,599
	TCN	—	455,625	110,071	17,727	2,749,384
	Total	—	455,625	3,061,699	220,091	15,226,983
Gibbs	EID	—	—	863,223	51,132	3,712,099
	Total	—	—	863,223	51,132	3,712,099
Eaton	EID	—	—	2,211,083	—	8,700,577
	TCN	—	247,500	82,576	9,630	1,971,960
	Total	—	247,500	2,293,659	9,630	10,672,537
Niccol	EID	—	—	1,407,745	160,754	5,170,049
	LRP	—	158,650	37,511	7,431	938,943
	Total	—	158,650	1,445,256	168,185	6,108,992
Skeans	EID	—	—	180,125	174,678	665,880
	Total	—	—	180,125	174,678	665,880

(1)	Amounts in column (c) reflect Company contributions for LRP and/or TCN allocation. See footnote 5 of the Summary Compensation Table for more detail.

(2)

Amounts in column (d) reflect earnings during the last fiscal year on deferred amounts. All earnings are based on the investment alternatives offered under the EID Program or the earnings credit provided under the LRP or the TCN described in the narrative above this table. The EID Program earnings are market based returns and, therefore, are not reported in the Summary Compensation Table. For Mr. Niccol, of his earnings reflected in this column, $13,804 was deemed above market earnings accruing to his account under the LRP. For Messrs. Creed and Eaton, of their earnings reflected in this column, $40,506 and $30,388, respectively, were deemed above market earnings accruing to their accounts under the TCN. For above market earnings on nonqualified deferred compensation, see the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

(3)

All amounts shown in column (e) were distributed in accordance with the executive’s deferral election, except in the case of the following amounts distributed to pay payroll taxes due upon their account balance under the EID Program, LRP or TCN for 2017.

Creed	17,727
Gibbs	11,100
Eaton	9,630
Niccol	40,210
Skeans	7,640

(4)

Amounts reflected in column (f) are the year-end balances for each executive under the EID Program, TCN and the LRP. As required under SEC rules, below is the portion of the year-end balance for each executive which has previously been reported as compensation to the executive in the Company’s Summary Compensation Table for 2017 and prior years.

Creed	5,674,993
Gibbs	—
Eaton	548,741
Niccol	1,364,911
Skeans	—

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Potential Payments Upon Termination or Change in Control

The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the NEO’s employment had terminated on December 31, 2017, given the NEO’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date. These benefits are in addition to benefits available generally to salaried employees, such as distributions under the Company’s 401(k) Plan, retiree medical benefits, disability benefits and accrued vacation pay.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s age.

SAR Awards. If one or more NEOs terminated employment for any reason other than retirement, death, disability or following a change in control as of December 31, 2017, they could exercise the SARs that were exercisable on that date as shown at the Outstanding Equity Awards at Year-End table on page 57, otherwise all SARs, pursuant to their terms, would have been forfeited and cancelled after that date. If the NEO had retired, died or become disabled as of December 31, 2017, exercisable SARs would remain exercisable through the term of the award. Except in the case of a change in control, no SARs become exercisable on an accelerated basis. Benefits a NEO may receive on a change of control are discussed below.

Executive Income Deferral Program. As described in more detail beginning at page 62, the NEOs participate in the EID Program, which permits the deferral of salary and annual incentive compensation. The last column of the Nonqualified Deferred Compensation Table on page 64 includes each NEO’s aggregate balance at December 31, 2017. The NEOs are entitled to receive their vested amount under the EID Program in case of voluntary termination of employment. In the case of involuntary termination of employment, they are entitled to receive their vested benefit and the amount of the unvested benefit that corresponds to their deferral. In the case of death, disability or retirement after age 65, they or their beneficiaries are entitled to their entire account balance as shown in the last column of the Nonqualified Deferred Compensation table on page 64.

In the case of an involuntary termination of employment as of December 31, 2017, each NEO would receive the following: Mr. Creed $12,477,599, Mr. Gibbs $3,712,099, Mr. Eaton $ 8,700,577, Mr. Niccol $5,170,049, and Ms. Skeans $665,880. As discussed at page 62, these amounts reflect bonuses previously deferred by the executive and appreciation on these deferred amounts (see page 62 for discussion of investment alternatives available under the EID). Thus, the NEOs’ EID account balances represent deferred base salary or bonuses (earned in prior years) and appreciation of their accounts based primarily on the performance of the Company’s stock.

Leadership Retirement Plan. Under the LRP, participants age 55 are entitled to a lump sum distribution of their account balance following their termination of employment. Participants under age 55 who terminate with more than five years of service will receive their account balance at their 55th birthday. In case of termination of employment as of December 31, 2017, Mr. Niccol would receive $938,943 when he attains age 55.

Third Country National Plan. Under the TCN, participants age 55 or older are entitled to a lump sum distribution of their account balance in the quarter following their termination of employment. Participants under age 55 who terminate will receive interest annually and their account balance will be distributed in the quarter following their 55th birthday. In case of termination of employment as of December 31, 2017, Mr. Creed would have received $2,749,384 and Mr. Eaton would have received $1,971,960.

Performance Share Unit Awards. If one or more NEOs terminated employment for any reason other than retirement or death or following a change in control and prior to achievement of the performance criteria and vesting period, then the award would be cancelled and forfeited. If the NEO had retired, or died as of December 31, 2017, the PSU award would be paid out based on actual performance for the performance period, subject to a pro rata reduction reflecting the portion of the performance period not worked by the NEO. If any of these terminations had occurred on December 31, 2017,

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Messrs. Creed, Gibbs, Eaton, Niccol, and Ms. Skeans, would have been entitled to $7,159,368, $2,196,790, $2,156,295, $2,156,295, and $1,249,836, respectively, assuming target performance.

Pension Benefits. The Pension Benefits Table on page 60 describes the general terms of each pension plan in which the NEOs participate, the years of credited service and the present value of the annuity payable to each NEO assuming termination of employment as of December 31, 2017. The table on page 61 provides the present value of the lump sum benefit payable to each NEO when they attain eligibility for Early Retirement (i.e., age 55 with 10 years of service) under the plans.

Life Insurance Benefits. For a description of the supplemental life insurance plans that provide coverage to the NEOs, see the All Other Compensation Table on page 54. If the NEOs had died on December 31, 2017, the survivors of Messrs. Creed, Gibbs, Eaton, Niccol, and Ms. Skeans would have received Company-paid life insurance of $3,000,000, $1,722,000, $1,650,000, $1,670,000, and $1,120,000, respectively, under this arrangement. Executives and all other salaried employees can purchase additional life insurance benefits up to a maximum combined company paid and additional life insurance of $3.5 million. This additional benefit is not paid or subsidized by the Company and, therefore, is not shown here.

Change in Control. Change in control severance agreements are in effect between YUM and certain key executives (including Messrs. Creed, Gibbs, Niccol, Eaton and Ms. Skeans). These agreements are general obligations of YUM, and provide, generally, that if, within two years subsequent to a change in control of YUM, the employment of the executive is terminated (other than for cause, or for other limited reasons specified in the change in control severance agreements) or the executive terminates employment for Good Reason (defined in the change in control severance agreements to include a diminution of duties and responsibilities or benefits), the executive will be entitled to receive the following:

•

a proportionate annual incentive assuming achievement of target performance goals under the bonus plan or, if higher, assuming continued achievement of actual Company performance until date of termination,

•	a severance payment equal to two times the sum of the executive’s base salary and the target bonus or, if higher, the actual bonus for the year preceding the change in control of the Company, and

•	outplacement services for up to one year following termination.

In March 2013, the Company eliminated excise tax gross-ups and implemented a best net after-tax method. See the Company’s CD&A on page 50 for more detail.

The change in control severance agreements have a three-year term and are automatically renewable each January 1 for another three-year term. An executive whose employment is not terminated within two years of a change in control will not be entitled to receive any severance payments under the change in control severance agreements.

Generally, pursuant to the agreements, a change in control is deemed to occur:

(i)	if any person acquires 20% or more of the Company’s voting securities (other than securities acquired directly from the Company or its affiliates);

(ii)	if a majority of the directors as of the date of the agreement are replaced other than in specific circumstances; or

(iii)

upon the consummation of a merger of the Company or any subsidiary of the Company other than (a) a merger where the Company’s directors immediately before the change in control constitute a majority of the directors of the resulting organization, or (b) a merger effected to implement a recapitalization of the Company in which no person is or becomes the beneficial owner of securities of the Company representing 20% or more of the combined voting power of the Company’s then-outstanding securities.

In addition to the payments described above, upon a change in control:

•

All outstanding SARs held by the executive and not otherwise exercisable will fully and immediately vest following a change in control if the executive is employed on the date of the change in control of the Company and is involuntarily terminated (other than by the Company for cause) on or within two years following the change in control. See Company’s CD&A on page 32 for more detail.

•	All RSUs under the Company’s EID Program held by the executive will automatically vest.

66	YUM! BRANDS, INC. - 2018 Proxy Statement

EXECUTIVE COMPENSATION

•

Pursuant to the Company’s Performance Share Plan under the LTIP, all PSU awards awarded in the year in which the change in control occurs, will be paid out at target assuming a target level performance had been achieved for the entire performance period, subject to a pro rata reduction to reflect the portion of the performance period after the change in control. All PSUs awarded for performance periods that began before the year in which the change in control occurs will be paid out assuming performance achieved for the performance period was at the greater of target level performance or projected level of performance at the time of the change in control, subject to pro rata reduction to reflect the portion of the performance period after the change in control. In all cases, executives must be employed with the Company on the date of the change in control and involuntarily terminated upon or following the change in control and during the performance period. See Company’s CD&A on page 32 for more detail.

If a change in control and each NEO’s involuntary termination had occurred as of December 31, 2017, the following payments or other benefits would have been made or become available.

	Creed $	Gibbs $	Eaton $	Niccol $	Skeans $
Severance Payment	9,612,188	5,183,360	3,877,200	5,052,400	3,309,440
Annual Incentive	3,814,493	1,917,027	1,986,600	1,668,330	1,076,325
Accelerated Vesting of SARs	23,972,600	8,664,731	6,316,333	12,640,999	4,114,393
Accelerated Vesting of RSUs	—	—	—	—	350,688
Acceleration of PSU Performance/Vesting	7,159,368	2,196,790	2,156,295	2,156,295	1,249,836
Outplacement	25,000	25,000	25,000	25,000	25,000
TOTAL	44,583,649	17,986,908	14,361,429	21,543,024	10,125,683

CEO Pay Ratio

Each year Yum! Brands and our franchisees around the world create thousands of restaurant jobs, which are part-time, entry-level opportunities to grow careers at KFC, Pizza Hut and Taco Bell. Wherever we operate, our employee compensation practices comply with local regulations and are designed to attract and retain the best talent. A majority of our Company workforce is located outside the U.S. We’re proud that 80% of our Company-owned restaurant general managers located in the U.S. began as hourly employees and often earn competitive pay greater than the average American household income. Approximately 90% of our Company-owned restaurant employees are part-time. At least 60% have been employed by the Company for less than a year and more than half are 22 years old or younger.

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Creed, our Chief Executive Officer (our “CEO”).

To identify the median employee, we used the 2017 base wages or base salary information for all employees who were employed by us on December 31, 2017, excluding our CEO. We included all full-time and part-time employees and annualized the employees’ base salary or base wages to reflect their compensation for 2017. We believe the use of base wages or base salary for all employees is a consistently applied compensation measure.

As of December 31, 2017, our global workforce used for determining the pay ratio was estimated to be 50,354 employees (22,832 in the U.S. and 27,522 internationally). SEC rules permit the exclusion of a de minimis number of non-U.S. employees. The excluded employees are located in the following countries: France (1,388 employees), Brazil (506 employees) and Canada (168 employees). In total, we excluded 2,062 international employees, or approximately 4%, of our total workforce from the identification of the median employee as permitted by SEC rules. After exclusions, our global workforce for purposes of calculating the pay ratio was estimated to be 48,292 employees (22,832 in the U.S. and 25,460 internationally).

YUM! BRANDS, INC. - 2018 Proxy Statement	67

EXECUTIVE COMPENSATION

After calculating employee compensation and excluding the employees listed above, our median employee was identified as a part-time Taco Bell restaurant employee in the U.S. who was employed by the Company for three months. After identifying the median employee, we calculated total annual compensation in accordance with the requirements of the Summary Compensation Table.

For 2017, the total compensation of our CEO, as reported in the Summary Compensation Table at page 53, was $12,368,607. The total compensation of our median employee was estimated to be $9,111. As a result, we estimate that our CEO to median employee pay ratio is 1,358:1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

68	YUM! BRANDS, INC. - 2018 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes, as of December 31, 2017, the equity compensation plans under which we may issue shares of stock to our directors, officers and employees. Those plans include the Long Term Incentive Plan (the “LTIP”) and the Restaurant General Manager Stock Option Plan (“RGM Plan”).

Plan Category	Number of Securities To be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	10,251,599	(1)	44.48	(2)	27,803,612	(3)
Equity compensation plans not approved by security holders	215,636	(4)	49.80	(2)	—
TOTAL	10,467,235	(1)	44.66	(2)	27,803,612	(3)

(1)	Includes 2,443,719 shares issuable in respect of RSUs, performance units and deferred units.

(2)	Weighted average exercise price of outstanding Options and SARs only.

(3)	Includes 13,901,806 shares available for issuance of awards of stock units, restricted stock, restricted stock units and performance share unit awards under the LTIP Plan.

(4)	Awards are made under the RGM Plan.

What are the key features of the LTIP?

The LTIP provides for the issuance of up to 92,600,000 shares of stock as non-qualified stock options, incentive stock options, SARs, restricted stock, restricted stock units, performance shares or performance units. Only our employees and directors are eligible to receive awards under the LTIP. The purpose of the LTIP is to motivate participants to achieve long range goals, attract and retain eligible employees, provide incentives competitive with other similar companies and align the interest of employees and directors with those of our shareholders. The LTIP is administered by the Management Planning and Development Committee of the Board of Directors (the

“Committee”). The exercise price of a stock option grant or SAR under the LTIP may not be less than the average market price of our stock on the date of grant for years prior to 2008 or the closing price of our stock on the date of the grant beginning in 2008, and no options or SARs may have a term of more than ten years. The options and SARs that are currently outstanding under the LTIP generally vest over a one to four year period and expire ten years from the date of the grant. Our shareholders approved the LTIP in 1999, and the plan as amended in 2003, 2008 and 2016. The performance measures of the LTIP were re-approved by our shareholders in 2013 and in 2016.

What are the key features of the RGM Plan?

Effective May 20, 2016, we canceled the remaining shares available for issuance under the RGM Plan, except for the approximately 220,000 shares necessary to satisfy then outstanding awards. No future awards will be made under the RGM Plan. The

RGM Plan has provided for the issuance shares of common stock at a price equal to or greater than the closing price of our stock on the date of grant. The RGM Plan allowed us to award non-qualified stock options, SARs, restricted stock and RSUs. Employees,

YUM! BRANDS, INC. - 2018 Proxy Statement	69

EQUITY COMPENSATION PLAN INFORMATION

other than executive officers, have been eligible to receive awards under the RGM Plan. The purpose of the RGM Plan was (i) to give restaurant general managers (“RGMs”) the opportunity to become owners of stock, (ii) to align the interests of RGMs with those of YUM’s other shareholders, (iii) to emphasize that the RGM is YUM’s #1 leader, and (iv) to reward the performance of RGMs. In addition, the Plan provides incentives to Area Coaches, Franchise Business Leaders and other supervisory field operation positions that support RGMs and have profit and loss responsibilities within a defined region or area. While all non-executive officer employees have been eligible to receive awards under the RGM plan, all awards granted have been to RGMs or their direct supervisors in the field. Grants to RGMs generally have four year vesting and expire after ten years. The RGM Plan is administered by the Committee, and the Committee has delegated its responsibilities to the Chief People Officer of the Company. The Board of Directors approved the RGM Plan on January 20, 1998.

70	YUM! BRANDS, INC. - 2018 Proxy Statement

AUDIT COMMITTEE REPORT

Who serves on the Audit Committee of the Board of Directors?

The members of the Audit Committee are Paget L. Alves, Christopher M. Connor, Tanya L. Domier, P. Justin Skala, Elane B. Stock and Thomas C. Nelson, Chair.

The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE and that Mr. Nelson, the chair of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations. The Board has also determined that Mr. Nelson has accounting and related financial management expertise within the meaning of the listing standards of the NYSE and that each member is financially literate within the meaning of the NYSE listing standards.

What document governs the activities of the Audit Committee?

The Audit Committee operates under a written charter adopted by the Board of Directors. The Committee’s responsibilities are set forth in this charter, which was amended and restated effective November 22, 2013. The charter is reviewed by management at least annually, and any recommended changes are presented to the Audit Committee for review and approval. The charter is available on our Web site at www.yum.com/investors/corporate-governance/
committee-composition-and-charters/.

What are the responsibilities of the Audit Committee?

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the adequacy of the Company’s system of internal controls and procedures and disclosure controls and procedures, the Company’s risk management, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of the Company’s internal audit function and independent auditors. The Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Committee deems necessary to carry out its duties and receive appropriate funding, as determined by the Committee, from the Company for such advice and assistance.

The Committee has sole authority over the selection of the Company’s independent auditors and manages the Company’s relationship with its independent auditors (who report directly to the Committee). KPMG LLP has served as the Company’s independent auditors since 1997. Each year, the Committee evaluates the performance, qualifications and independence of the independent auditors. The Committee is also involved in the selection of the lead audit partner. In evaluating the Company’s independent auditors, the Committee considers the quality of the services provided, as well as the independent auditors’ and lead partner’s capabilities and technical expertise and knowledge of the Company’s operations and industry.

The Committee met 8 times during 2017. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee’s meetings generally include private sessions with the Company’s independent auditors and with the Company’s internal auditors, in each case without the presence of the Company’s management, as well as executive sessions consisting of only Committee members. In addition to the scheduled meetings, senior management confers with the Committee or its Chair from time to time, as senior management deems advisable or appropriate, in connection with issues or concerns that arise throughout the year.

YUM! BRANDS, INC. - 2018 Proxy Statement	71

AUDIT COMMITTEE REPORT

Management is responsible for the Company’s financial reporting process, including its system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the U.S. The Company’s independent auditors are responsible for auditing those financial statements in accordance with professional standards and expressing an opinion as to their material conformity with U.S. generally accepted accounting principles and for auditing the effectiveness of the Company’s internal control over financial reporting. The Committee’s responsibility is to monitor and review the Company’s financial reporting process and discuss management’s report on the Company’s internal control over financial reporting. It is not the Committee’s duty or responsibility to conduct audits or accounting reviews or procedures. The Committee has relied, without independent verification, on management’s representations that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the U.S. and that the Company’s internal control over financial reporting is effective. The Committee has also relied, without independent verification, on the opinion of the independent auditors included in their report regarding the Company’s financial statements and effectiveness of internal control over financial reporting.

What matters have members of the Audit Committee discussed with management and the independent auditors?

As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent auditors all annual and quarterly financial statements prior to their issuance. With respect to each 2017 fiscal reporting period, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the U.S., and reviewed significant accounting and disclosure issues with the Committee. These reviews included discussions with the independent auditors of matters required to be discussed pursuant to Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 (Communication with Audit Committees), including the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and disclosures related to critical accounting practices. The Committee has also discussed with KPMG LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter received from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Committee concerning independence. The Committee also considered whether non-audit services provided by the independent auditors are compatible with the independent auditors’ independence. The Committee also received regular updates, and written summaries as required by the PCAOB rules (for tax and other services), on the amount of fees and scope of audit, audit-related, tax and other services provided.

In addition, the Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls. The Committee also reviews and discusses legal and compliance matters with management, and, as necessary or advisable, the Company’s independent auditors.

Has the Audit Committee made a recommendation regarding the audited financial statements for fiscal 2017?

Based on the Committee’s discussions with management and the independent auditors and the

Committee’s review of the representations of management and the report of the independent

72	YUM! BRANDS, INC. - 2018 Proxy Statement

AUDIT COMMITTEE REPORT

auditors to the Board of Directors and shareholders, and subject to the limitations on the Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Committee recommended to the Board of Directors that it include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.

Who prepared this report?

This report has been furnished by the members of the Audit Committee:

Thomas C. Nelson, Chairperson

Paget L. Alves

Christopher M. Connor

Tanya L. Domier

P. Justin Skala

Elane B. Stock

YUM! BRANDS, INC. - 2018 Proxy Statement	73

ADDITIONAL INFORMATION

Who pays the expenses incurred in connection with the solicitation of proxies?

Expenses in connection with the solicitation of proxies will be paid by us. Proxies are being solicited principally by mail, by telephone and through the Internet. In addition, our directors, officers and regular employees, without additional compensation, may solicit proxies personally, by e-mail, telephone, fax or special letter. We will reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of our shares.

How may I elect to receive shareholder materials electronically and discontinue my receipt of paper copies?

YUM shareholders with shares registered directly in their name who received shareholder materials in the mail may elect to receive future annual reports and proxy statements from us and to vote their shares through the Internet instead of receiving copies through the mail. We are offering this service to provide shareholders with added convenience, to reduce our environmental impact and to reduce Annual Report printing and mailing costs.

To take advantage of this option, shareholders must subscribe to one of the various commercial services that offer access to the Internet. Costs normally associated with electronic access, such as usage and telephone charges, will be borne by the shareholder.

To elect this option, go to www.computershare.com, click on Shareholder Account Access, log in and locate the option to receive Company mailing via e-mail. Shareholders who elect this option will be notified by mail how to access the proxy materials and how to vote their shares on the Internet or by phone.

If you consent to receive future proxy materials electronically, your consent will remain in effect unless it is withdrawn by writing our Transfer Agent, Computershare, Inc., 462 South 4th Street, Suite 1600, Louisville, Kentucky 40202 or by logging onto our Transfer Agent’s website at www.computershare.com and following the applicable instructions. Also, while this consent is in effect, if you decide you would like to receive a hard copy of the proxy materials, you may call, write or e-mail Computershare, Inc.

I share an address with another shareholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The Company has adopted a procedure called “householding” which has been approved by the SEC. The Company and some brokers household proxy materials, delivering a single Notice and, if applicable, this proxy statement and Annual Report, to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders or they participate in electronic delivery of proxy materials. Shareholders who participate in householding will continue to access and receive separate proxy cards. This process will help reduce our printing and postage fees, as well as save natural resources. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to YUM! Brands, Inc., Investor Relations, 1441 Gardiner Lane, Louisville, KY 40213 or by calling Investor Relations at 1 (888) 298-6986 or by sending an e-mail to yum.investor@yum.com.

74	YUM! BRANDS, INC. - 2018 Proxy Statement

ADDITIONAL INFORMATION

May I propose actions for consideration at next year’s Annual Meeting of Shareholders or nominate individuals to serve as directors?

Under the rules of the SEC, if a shareholder wants us to include a proposal in our proxy statement and proxy card for presentation at our 2019 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213 by December 7, 2018. The proposal should be sent to the attention of the Corporate Secretary.

Under our bylaws, certain procedures are provided that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Shareholders that is not included in our proxy statement. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an Annual Meeting of Shareholders must be submitted in writing to our Corporate Secretary at our principal executive offices and you must include information set forth in our bylaws. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2019 Annual Meeting no later than the date specified in our bylaws. If the 2019 Annual Meeting is not held within 30 days before or after the anniversary of the date of this year’s Annual Meeting, then the nomination or item of business must be received by the tenth day following the earlier of the date of mailing of the notice of the meeting or the public disclosure of the date of the meeting. Assuming that our 2019 Annual Meeting is held within 30 days of the anniversary of this Annual Meeting, we must receive notice of your intention to introduce a nomination or other item of business at that meeting by February 16, 2019.

In addition, we recently amended our bylaws to provide for proxy access for director nominations by shareholders (as described at page 18). A shareholder, or group of up to 20 shareholders, owning continuously for at least three years shares of YUM common stock representing an aggregate of at least 3% of our outstanding shares, may nominate, and include in YUM’s proxy materials, director nominees constituting up to 20% of YUM’s Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in YUM’s bylaws. Notice of proxy access director nominees must be received no earlier than November 7, 2018, and no later than December 7, 2018.

The Board is not aware of any matters that are expected to come before the 2018 Annual Meeting other than those referred to in this proxy statement. If any other matter should come before the Annual Meeting, the individuals named on the form of proxy intend to vote the proxies in accordance with their best judgment.

The chairman of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

Bylaw Provisions. You may contact YUM’s Corporate Secretary at the address mentioned above for a copy of the relevant bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

YUM! BRANDS, INC. - 2018 Proxy Statement	75

APPENDIX A:	Reconciliation of Adjusted Operating Profit Growth

The Company uses non-GAAP Adjusted Operating Profit Growth as a key performance measure of results of operations for the purpose of evaluating performance against targets set under our YUM Leaders’ Bonus Program. Adjusted Operating Profit Growth is the calculated growth rate from our non-GAAP Adjusted Base Operating Profit to the current fiscal year’s non-GAAP Core Operating Profit. Adjusted Base Operating Profit includes adjustments to our prior year GAAP Operating Profit that we believe are necessary to ensure that growth rates for bonus purposes are indicative of underlying business performance. Core Operating Profit excludes Special Items and the impact of foreign currency translation and we use Core Operating Profit for the purposes of evaluating performance internally. Refer to page 25 of YUM’s Form 10-K for the fiscal year ended December 31, 2017 for further details related to Core Operating Profit.

Reconciliation of GAAP Operating Profit to Adjusted Base Operating Profit and Core Operating Profit

	KFC	Taco Bell	YUM
2016 GAAP Operating Profit	$871	$595	$1,682
Special Items (Income) Expense — Operating Profit(a)			(35)
Impact of 53rd Week in 2016(b)	(11)	(12)
Impact of Pizza Hut U.S. Transformation Agreement(c)			(25)
Impact of G&A Initiatives(d)	25	20
Impact of Refranchising (e)	(29)	(42)	(85)
Other	1	4	(1)
Adjusted Base Operating Profit	$857	$565	$1,536
2017 GAAP Operating Profit	$981	$619	$2,761
Special Items (Income) Expense — Operating Profit(a)			(1,001)
Foreign Currency Impact on Reported Operating Profit(f)	(4)
Core Operating Profit	$977	$619	$1,760
Adjusted Operating Profit Growth	14%	10%	15%

a)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company provides non-GAAP measurements which present operating results on a basis excluding Special Items. The Company uses earnings excluding Special Items as a key performance measure of results of operations for the purpose of evaluating performance internally. This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of earnings from continuing operations excluding Special Items provides additional information to investors related to our internal performance metrics and to facilitate the comparison of past and present results, excluding items that the Company does not believe are indicative of our ongoing operations due to their size and/or nature. Special Items are not allocated to our Divisions and, thus, are not necessary to include as an adjustment when determining Adjusted Operating Profit Growth for our Divisions. Refer to page 29 of YUM’s Form 10-K for further details related to these Special Items.

b)

Fiscal 2016 included a 53rd week for all of our U.S. businesses and certain of our non-U.S. businesses that report 13 four-week periods versus 12 months. We exclude the 53rd week to further enhance the comparability of fiscal 2017 with fiscal 2016 when determining Adjusted Operating Profit Growth for our Divisions. The impact of the 53rd week was incorporated into our target for YUM and, thus, it is not necessary to include as an adjustment when determining Adjusted Base Operating Profit for YUM. Refer to page 25 of YUM’s Form 10-K for further details related to the 53rd week in 2016.

c)

In May 2017, we reached an agreement with Pizza Hut U.S. franchisees that will improve brand marketing alignment, accelerate enhancements in operations and technology and includes a permanent commitment to incremental advertising and digital and technology contributions by franchisees. In connection with this agreement, we incurred $25 million of incremental system advertising expense which was excluded when determining Adjusted Base Operating Profit for Pizza Hut and YUM.

A-1	YUM! BRANDS, INC. - 2018 Proxy Statement

APPENDIX A

d)

As part of our plans to become more efficient, we intend to reduce G&A to 1.7% of system sales in 2019. The impact of these forecasted strategic cost savings reductions for 2017 versus 2016 was excluded when determining Adjusted Operating Profit Growth for our Divisions. The impact of these cost savings reductions was incorporated into our target for YUM and, thus, it is not necessary to include as an adjustment when determining Adjusted Base Operating Profit for YUM.

e)

We have refranchised a significant number of Company-owned restaurants since the announcement of YUM’s Strategic Transformation Initiatives in October 2016. The impact on Operating Profit due to refranchising includes the loss of restaurant profit, which reflects the decrease in Company sales, and the increase in franchise fees from restaurants that have been refranchised. The Company excludes the actual loss of Operating Profit for 2017 versus 2016 due to refranchising when determining Adjusted Base Operating Profit for YUM and our Divisions.

f)

The Company excludes the impact of foreign currency translation from the calculation of Core Operating Profit. The foreign currency impact on reported Operating Profit is presented in relation only to the immediately preceding year presented.

YUM! BRANDS, INC. - 2018 Proxy Statement	A-2

YUM! BRANDS, INC.

1441 GARDINER LANE

LOUISVILLE, KY 40213

ADMISSION TICKET

Your Vote is important. Please vote immediately.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Central Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Central Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, Yum! Brands, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you are voting by Internet or telephone

please DO NOT mail your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E43305-P02188                             KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

YUM! BRANDS, INC.
The Board of Directors recommends a vote FOR items 1, 2 and 3.
1.	Election of Directors.

	Nominees:	For	Against	Abstain

	1a. Paget L. Alves	☐	☐	☐			For	Against	Abstain

	1b. Michael J. Cavanagh	☐	☐	☐	2.	Ratification of Independent Auditors.	☐	☐	☐

	1c. Christopher M. Connor	☐	☐	☐	3.	Advisory Vote on Executive Compensation.	☐	☐	☐

	1d. Brian C. Cornell	☐	☐	☐

	1e. Greg Creed	☐	☐	☐

	1f. Tanya L. Domier	☐	☐	☐

	1g. Mirian M. Graddick-Weir	☐	☐	☐

	1h. Thomas C. Nelson	☐	☐	☐

	1i. P. Justin Skala	☐	☐	☐

	1j. Elane B. Stock	☐	☐	☐

	1k. Robert D. Walter	☐	☐	☐
					For address changes and/or comments, please check this box and write them on the back where indicated.				☐

					Please indicate if you plan to attend this meeting.		☐	☐

							Yes	No
NOTE: Please sign exactly as the name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

YUM! BRANDS, INC.

ANNUAL MEETING

May 17, 2018

9:00 A.M., CDT

YUM! Brands, Inc.

Yum! Brands Center of Restaurant Excellence

7100 Corporate Drive

Plano, Texas 75024

ADMISSION TICKET

YUM! BRANDS, INC.’S 2018 ANNUAL SHAREHOLDERS MEETING WILL BE HELD AT 9:00 A.M. (CENTRAL DAYLIGHT TIME) ON THURSDAY, MAY 17, 2018, AT THE YUM! BRANDS CENTER OF RESTAURANT EXCELLENCE AT 7100 CORPORATE DRIVE IN PLANO, TEXAS. If you plan to attend the Annual Shareholders Meeting, please tear off and keep the upper portion of this form as your ticket for admission to the Meeting. YOUR VOTE IS IMPORTANT. The proxy voting instruction card on the reverse side covers the voting of all shares of Common Stock of YUM! Brands, Inc., which you are entitled to vote or to direct the voting of, including those shares in the YUM! Brands 401(k) Plan.

If you plan to vote by mail, please date and sign the proxy card and return it promptly in the enclosed business reply envelope. If you plan to vote by mail and do not sign and return a proxy, the shares cannot be voted. You may also vote by Internet or phone as described on the reverse side or by attending the Annual Meeting.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com

(PLEASE DETACH PROXY CARD AT PERFORATION)

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E43306-P02188

YUM! BRANDS, INC. This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Marc L. Kesselman, Scott A. Catlett and John P. Daly, as Proxies with full power of substitution, to vote, as designated on the reverse side, for director substitutes if any nominee becomes unavailable, and in their discretion, on matters properly brought before the Meeting and on matters incident to the conduct of the Meeting, all of the shares of common stock of YUM! Brands, Inc. which the undersigned has power to vote at the Annual Shareholders Meeting to be held on May 17, 2018, or any adjournment thereof.

NOMINEES FOR DIRECTOR:

Paget L. Alves, Michael J. Cavanagh, Christopher M. Connor, Brian C. Cornell, Greg Creed, Tanya L. Domier, Mirian M. Graddick-Weir, Thomas C. Nelson, P. Justin Skala, Elane B. Stock and Robert D. Walter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 and 3.

This Proxy, when properly executed, will be voted as directed; if no direction is indicated, it will be voted as follows:

FOR (1) the Election of All Nominees for Director
FOR (2) the Ratification of Independent Auditors
FOR (3) the Advisory Vote on Executive Compensation

This card also provides voting instructions to the Administrator or Trustee for shares beneficially owned under the YUM! Brands 401(k) Plan.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)	SEE REVERSE SIDE
(CONTINUED and To Be Signed and Dated on REVERSE SIDE)